================================================================================


                        BUCKEYE PIPE LINE COMPANY, L.P.

                                       TO

                         PNC BANK, NATIONAL ASSOCIATION

                                   AS TRUSTEE

                                _______________


                         AMENDED AND RESTATED INDENTURE


                         DATED AS OF DECEMBER 16, 1997

================================================================================

                               TABLE OF CONTENTS

                            [Not Part of Agreement]

                                                                            Page
                                                                            ----
ARTICLE ONE - DEFINITIONS; ACCOUNTING PRINCIPLES                              6

     (S) 1.01. Certain Definitions                                            6
               "Affiliate"                                                    7
               "Bankruptcy Law"                                               7
               "Board of Directors"                                           7
               "BP Michigan"                                                  7
               "BP Pipeline System"                                           7
               "Business Day"                                                 7
               "Called Principal"                                             7
               "Capitalized Lease Obligation"                                 7
               "Certified Resolution"                                         7
               "Code"                                                         7
               "Company"                                                      8
               "Consolidated Interest Expense"                                8
               "Consolidated Net Income"                                      8
               "Consolidated Tangible Assets"                                 8
               "Counsel"                                                      8
               "Default"                                                      9
               ["Defeased Notes"                                              9
               "Discounted Value"                                             9
               "EBITDA"                                                       9
               "ERISA"                                                        9
               "ERISA Affiliate"                                              9
               "Event of Default"                                             9
               "Exchange Act"                                                 9
               "General Partner"                                             10
               "Indebtedness"                                                10
               "Indenture"                                                   10
               "Institutional Noteholder"                                    10
               "Laurel"                                                      10
               "Lien"                                                        10
               "Material Adverse Effect"                                     10
               "Multiemployer Plan"                                          11
               "1997 Note Agreement"                                         11

               "Note" or "Notes"                                             11
               "Noteholders" or "Holders of the Notes" or "Holders"          11
               "Officers' Certificate"                                       11
               "Original Indenture"                                          11
               "Outstanding"                                                 11
               "Partnership Agreement"                                       11
               "PBGC"                                                        11
               "Person"                                                      12
               "Pipelines"                                                   12
               "Pipeline Assets"                                             12
               "Pipeline Systems"                                            12
               "Plan"                                                        12
               "Priority Debt"                                               12
               "Prior Liens"                                                 12
               "Prior Lien Obligations"                                      12
               "Public Partnership"                                          12
               "Registered Owner"                                            12
               "Reinvestment Yield"                                          13
               "Remaining Average Life"                                      13
               "Remaining Scheduled Payments"                                13
               "Required Holder(s)"                                          13
               "Responsible Officer"                                         13
               "Responsible Officers of the Trustee"                         13
               "Restricted Affiliates"                                       14
               "Restricted Subsidiary"                                       14
               "Sale-Leaseback Attributable Debt"                            14
               "Sale-Leaseback Transaction"                                  14
               "Securities Act"                                              14
               "Settlement Date"                                             14
               "Significant Holder"                                          14
               "Sixth Supplement"                                            14
               "Subsidiary"                                                  14
               "Supplemental Indenture" or "Indenture Supplemental"          14
               "Swaps"                                                       14
               "Total Indebtedness"                                          15
               "Transferee"                                                  15
               "Trustee"                                                     15
               "Yield-Maintenance Amount"                                    15
     (S) 1.02. Accounting Principles                                         15

ARTICLE TWO - DESCRIPTION AND MANNER OF EXECUTION,
     AUTHENTICATION AND REGISTRATION OF NOTES                                16

     (S) 2.01.  Series; Designations                                         16
     (S) 2.02.  Variations and Special Provisions                            16
     (S) 2.03.  Books for Registration and Transfer of Notes                 17
     (S) 2.04.  Transfer and Date of Notes                                   18
     (S) 2.05.  Deemed Owners of Notes                                       18
     (S) 2.06.  Manner and Conditions of Exchange                            18
     (S) 2.07.  Numbers, Designations, Legends, etc.                         19
     (S) 2.08.  Execution of Notes                                           19
     (S) 2.09.  Mutilated, Destroyed, Lost or Stolen Notes                   19
     (S) 2.10.  Form and Authentication of Notes                             20
     (S) 2.11.  Terms of the 1997 Notes                                      20

ARTICLE THREE - AUTHENTICATION AND DELIVERY OF NOTES                         21

     (S) 3.01.  Notes Limited                                                21
     (S) 3.02.  Authentication of 1997 Notes                                 21
     (S) 3.03.  Requirements for Authentication of Additional Notes          21
     (S) 3.04.  Payment Dates                                                23

ARTICLE FOUR - AFFIRMATIVE COVENANTS                                         24

     (S) 4.01.  Financial Statements; Other Reporting Requirements           24
     (S) 4.02.  Requirements Upon Qualification Under Trust Indenture Act    26
     (S) 4.03.  Information Regarding Noteholders                            26
     (S) 4.04.  Information Required by Rule 144A                            26
     (S) 4.05.  Inspection of Property                                       27
     (S) 4.06.  Covenant to Secure Notes Equally                             27
     (S) 4.07.  Maintenance of Properties                                    27
     (S) 4.08.  Maintenance of Insurance                                     27
     (S) 4.09.  Compliance With Laws; Licenses and Permits                   27
     (S) 4.10.  ERISA Compliance                                             28
     (S) 4.11.  Payment of Taxes and Other Claims                            28
     (S) 4.12.  Partnership or Corporate Existence                           28
     (S) 4.13.  Release of Original Indenture Lien                           28

ARTICLE FIVE - NEGATIVE COVENANTS                                            29

     (S) 5.01.  Total Indebtedness to EBITDA Ratio                           29
     (S) 5.02.  Limitation on Liens                                          29
     (S) 5.03.  Limitation on Priority Debt                                  32



     (S) 5.04.  Limitation on Sale of Assets                                 32
     (S) 5.05.  Maintenance of Affiliate Status                              32
     (S) 5.06.  Limitation on Consolidation, Merger or Asset Transfer        32
     (S) 5.07.  Limitation on Sale-Leaseback Transactions                    33
     (S) 5.08.  Authentication and Delivery of Notes; Compliance with
                 Indenture                                                   34
     (S) 5.09.  Change of Business                                           34

ARTICLE SIX - PREPAYMENT OR REDEMPTION OF NOTES                              34

     (S) 6.01.  Required Prepayments with Respect to 1997 Notes              34
     (S) 6.02.  Optional Prepayments with Respect to 1997 Notes              35
     (S) 6.03.  Notice of Optional Prepayment with Respect to 1997 Notes     35
     (S) 6.04.  Partial Prepayments Pro Rata                                 35
     (S) 6.05.  Retirement of 1997 Notes                                     35

ARTICLE SEVEN - EVENTS OF DEFAULT                                            36

     (S) 7.01.  Acceleration                                                 36
     (S) 7.02.  Rescission of Acceleration                                   39
     (S) 7.03.  Notice of Acceleration or Rescission                         40
     (S) 7.04.  Other Remedies                                               40
     (S) 7.05.  Control of Proceedings                                       40
     (S) 7.07.  Action by Trustee Without Possession of Notes                41
     (S) 7.08.  Filing of Documents by Trustee; Attorney-in-Fact             41
     (S) 7.09.  No Waiver                                                    42
     (S) 7.10.  Notes Deemed Not Outstanding                                 42
     (S) 7.11.  Exercise of Rights                                           42
     (S) 7.12.  Remedies Subject to Applicable Laws                          42

ARTICLE EIGHT - EVIDENCE OF RIGHTS OF NOTEHOLDERS                            42

ARTICLE NINE - IMMUNITY OF PARTNERS, STOCKHOLDERS AND OFFICERS
 AND DIRECTORS OF THE GENERAL PARTNER                                        43

ARTICLE TEN - THE TRUSTEE                                                    44

     (S) 10.01. Rights of Trustee                                            44
     (S) 10.02. Extent of Trustee Liability                                  46
     (S) 10.03. Notice of Defaults                                           47
     (S) 10.04. Conflicting Interest of Trustee                              47
     (S) 10.05. Qualifications of Trustee; Resignation                       47
     (S) 10.06. Resignation and Removal; Successor Trustee                   48
     (S) 10.07. Acceptance by Successor Trustee                              49

     (S) 10.08. Merger or Consolidation                                      49
     (S) 10.09. Trustee as Creditor                                          49
     (S) 10.10. Reporting Requirements                                       53
     (S) 10.11. Preservation of Noteholder Information                       53
     (S) 10.12. Dealings With Company                                        54
     (S) 10.13. Compliance With SEC Rules and Regulations                    54

ARTICLE ELEVEN - SUPPLEMENTAL INDENTURES                                     55

     (S) 11.01. Permitted Purposes                                           55
     (S) 11.02. Authorization of Trustee                                     56
     (S) 11.03. Compliance With Trust Indenture Act                          56
     (S) 11.04. Delivery to Noteholders                                      56

ARTICLE TWELVE - MEETINGS OF NOTEHOLDERS                                     57

     (S) 12.01. Modifications of Indenture                                   57
     (S) 12.02. Calling of Meetings; Voting                                  57
     (S) 12.03. Attendance at Meetings                                       58
     (S) 12.04. Chairman and Secretary; Inspector of Votes                   58
     (S) 12.05. Quorum; Adjournment                                          59
     (S) 12.06. Modifications of Indenture                                   59
     (S) 12.07. Record of Meeting; Adoption and Approval                     60
     (S) 12.08. Written Consent                                              60
     (S) 12.09. Endorsement of New Notes                                     60

ARTICLE THIRTEEN - MISCELLANEOUS PROVISIONS                                  61

     (S) 13.01. Benefits Restricted                                          61
     (S) 13.02. Canceled Notes                                               61
     (S) 13.03. Severability; Conflicting Provisions                         61
     (S) 13.04. Expenses                                                     62
     (S) 13.05. Payments                                                     62
     (S) 13.06. Payments Due on Non-Business Days                            62
     (S) 13.07. Certificates; Opinions                                       63
     (S) 13.08. Notices                                                      64
     (S) 13.09. Successors and Assigns                                       64
     (S) 13.10. Counterparts                                                 64
     (S) 13.11. GOVERNING LAW                                                64
     (S) 13.12. Headings                                                     64

          AMENDED AND RESTATED INDENTURE, dated as of December 16, 1997 (this "INDENTURE"), made by and between BUCKEYE PIPE LINE COMPANY, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (the "COMPANY"), and PNC Bank, National Association, formerly Pittsburgh National Bank, a national banking association duly organized and existing under the laws of the United States, having its principal corporate trust office at One Oliver Plaza, Pittsburgh, Pennsylvania 15265 (the "TRUSTEE");

          WHEREAS, the Company, the Trustee and J.G. Routh, as Individual Trustee, entered into that certain Indenture of Mortgage and Deed of Trust and Security Agreement dated as of December 15, 1986, as amended by that certain First Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement dated as of December 1, 1987, that certain Second Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement dated as of November 30, 1992, that certain Third Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement dated as of December 31, 1993, that certain Fourth Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement dated as of March 15, 1994, that certain Fifth Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement dated as of March 30, 1994 and that certain Sixth Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement (the "SIXTH SUPPLEMENT") dated as of even date herewith (as thereby amended, the "ORIGINAL INDENTURE");

          WHEREAS, the Company issued and sold under the Original Indenture the Company's First Mortgage Notes, of which as of the date hereof and immediately prior to the execution and delivery of the aforementioned Sixth Supplement and the issuance of the hereinafter described 1997 Notes thereunder, there remained outstanding the following: (i) $152,100,000 aggregate principal amount of the Company's 11.18% Series J First Mortgage Notes due 2006, (ii) $11,000,000 aggregate principal amount of the Company's 7.11% Series K First Mortgage Notes due 2007, (iii) $11,000,000 aggregate principal amount of the Company's 7.15% Series L First Mortgage Notes due 2008, (iv) $13,000,000 aggregate principal amount of the Company's 7.19% Series M First Mortgage Notes due 2009 and (v) $15,000,000 aggregate principal amount of the Company's 7.93% Series N First Mortgage Notes due 2010 (collectively, the "OUTSTANDING FIRST MORTGAGE NOTES");

          WHEREAS, prior to the date hereof, the Company offered to purchase all of the Outstanding First Mortgage Notes from the holders thereof, and all holders of Outstanding First Mortgage Notes accepted such offer except Jefferson Pilot Life Insurance Company, Ohio National Life Insurance Company and Pan American Life Insurance Company, the holders of $10,805,000 aggregate principal amount of the Company's 11.18% Series J First Mortgage Notes due 2006 (the "Non-Accepting Notes");

          WHEREAS, on the date hereof, simultaneously with the issuance and sale by the Company of the 1997 Notes in the aggregate principal amount of $240,000,000 under the 1997 Note Agreement and the Sixth Supplement, the Company is (i) purchasing or redeeming and (in each case) canceling all Outstanding First Mortgage Notes other than the Non-Accepting Notes, and (ii) defeasing the Non-Accepting Notes in accordance with the provisions of Article Fourteen of the Original Indenture and that certain Defeasance Trust Agreement of even date herewith between the Company and the Trustees, so that the 1997 Notes shall be the only Notes Outstanding (as defined in the Original Indenture) under the Original Indenture;

          WHEREAS, the Company and the Trustee wish to enter into this Indenture in amendment and restatement of the Original Indenture in its entirety in order to release and discharge the Mortgaged Property (as defined in the Original Indenture) from the Lien of the Original Indenture and to otherwise amend and modify its terms as set forth herein;

          WHEREAS, the Company has duly obtained the consent of the Holder of all of the 1997 Notes to such amendment and restatement of the Original Indenture;

          WHEREAS, all necessary action has been duly taken by the Company to authorize the execution and delivery of this Indenture;

          WHEREAS, the 1997 Notes entitled to the benefits of this Indenture consist of four series, the Notes of each series being designated and referred to in this Indenture as set forth in (S) 2.11 and having the aggregate principal amount, maturing at the date, and bearing interest, payable monthly on the 16th day of each calendar month during each year, at the annual rate set forth in (S) 2.11, and being subject to prepayment with respect to the required prepayments specified in (S) 6.01 and the optional prepayments permitted by (S) 6.02; and

          WHEREAS, the 1997 Notes are substantially in the form following respectively with changes only as to series designations and interest rates:

              [FORM OF NOTE OF SERIES 1997A THROUGH SERIES 1997D]
                        BUCKEYE PIPE LINE COMPANY, L.P.
                     (A limited partnership organized under
                       the laws of the State of Delaware)

             SENIOR NOTE, ____% SERIES 1997__ DUE DECEMBER 16, 2024

No._____________                                                  [Date]
$_______________                                                  PPN___________

          FOR VALUE RECEIVED, BUCKEYE PIPE LINE COMPANY, L.P., a limited partnership organized and existing under the laws of the State of Delaware (the "COMPANY"), hereby promises to pay to ______________________________________, or
registered assigns, the principal sum of ___________________________ DOLLARS ($______________) on December 16, 2024, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of ____% per annum from the date hereof, payable monthly on the 16th day of each calendar month during each year, commencing with the 16th day of the calendar month immediately succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Indenture referred to below), payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2.0% over the above rate or (ii) 2.0% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate.

          Except as provided in (S) 13.05 of the Indenture hereinafter referred to, payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made in lawful money of the United States of America at the principal corporate trust office of the Trustee hereinafter mentioned or any successor as Trustee under such Indenture.

          This Note is one of a series designated as the "___% Senior Notes, Series 1997__ due December 16, 2024" of the Company limited in aggregate principal amount to $________ and issued under and entitled to the benefits of that certain Indenture of Mortgage and Deed of Trust and Security Agreement dated as of December 15, 1986, as amended by that certain First Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement dated as of December 1, 1987, that certain Second Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement dated as of November 30, 1992, that certain Third Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement dated as of December 31, 1993, that certain Fourth Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement dated as of March 15, 1994, that certain Fifth Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement dated as of March 30, 1994, and that certain Sixth Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement, dated as of December 16, 1997, and as amended and restated in its entirety by that certain Amended and Restated Indenture dated as of December 16, 1997, between the Company and PNC Bank, National Association (the "TRUSTEE") (as thereby amended and restated, and as the same may be further amended, restated or otherwise modified from time to time, the "INDENTURE"). Contemporaneously with the issuance of the Notes of this series, the Company is issuing under the Indenture Notes of three other series which, together with the Notes of this series (collectively, the "1997 NOTES"), are in the aggregate principal amount of $240,000,000. The Indenture provides for the issuance of Additional Notes thereunder (the 1997 Notes and the Additional Notes are referred to herein as the "NOTES"), subject to the limitations described therein, to be entitled on an equal basis with the 1997 Notes to the benefits of the Indenture. Reference is made to the Indenture and all Indentures Supplemental thereto for a description of the rights of the Holders of the Notes and of the Trustee in respect thereof. The Notes of the several series issued under the Indenture may vary in aggregate principal amount, may mature at different times, may bear interest at different rates and may otherwise differ as in the Indenture provided.

          The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Indenture. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Indenture.

          To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any Indenture Supplemental thereto, and of the rights and obligations of the Company and of the Holders of the Notes may be made with the consent of the Company upon the written consent of the Holders of not less than 51% in aggregate principal amount of the 1997 Notes then Outstanding and the Holders of not less than 51% in aggregate principal amount of the Notes of each other series issued under the Indenture and then Outstanding, or by an affirmative vote of the Holders of not less than 51% in aggregate principal amount of the 1997 Notes then Outstanding and 51% in aggregate principal amount of the Notes of each other series issued under the Indenture and then Outstanding and entitled to vote thereon, at a meeting of Noteholders called and held as provided in the Indenture or as otherwise provided in the Indenture; provided, however, that no such modification or alteration shall be made without the consent of the Holder hereof which will (a) affect the right of such Holder to receive payment of principal of, or interest or Yield-Maintenance Amount (if any) on, this Note, or to institute suit for the enforcement of such payment on or after the respective due dates expressed herein, or (b) reduce the percentage of the aggregate principal amount of Notes required to authorize any such modification or alteration.

          In case an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes at any such time outstanding under the Indenture may be declared or may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

          This Note is transferable by the Holder hereof, in person or by duly authorized attorney, on books of the Company to be kept for that purpose at the principal corporate trust office of the Trustee, upon surrender and cancellation of this Note and on presentation of a duly executed written instrument of transfer, and thereupon a new Note or Notes of the same series, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange therefor; and this Note, with or without others of the same series, may in like manner be exchanged for one or more new Notes of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

          The Company and the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment of, or on account of, the principal hereof and interest due hereon, and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of, or the interest or Yield-Maintenance Amount (if any) on, this Note, or for any claim based hereon or on the Indenture or any Indenture Supplemental thereto, against any partner, past, present or future, of the Company (including the General Partner), or of any predecessor or successor, heir or assignee of any such partner as such, or any stockholder, director, officer or employee of any such partner, either directly or through the Company or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, being released by every owner hereof by the acceptance of this Note and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture.

          This Note shall not be entitled to any benefits under the Indenture or any Indenture Supplemental thereto, or become valid or obligatory for any purpose, until PNC Bank, National Association, the Trustee under the Indenture, or a successor Trustee thereto under the Indenture, shall have signed the certificate imprinted hereon.

          THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE, WITHOUT GIVING EFFECT (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TO ITS CONFLICTS OF LAW PRINCIPLES.

          IN WITNESS WHEREOF, Buckeye Pipe Line Company, L.P. has caused this Note to be signed in its name by its General Partner.

Dated:    ___________                   BUCKEYE PIPE LINE COMPANY, L.P.

                                        By:  Buckeye Pipe Line Company,
                                             a Delaware Corporation,
                                             as General Partner


                                             By:_________________________
                                                    [Vice] President

(Corporate Seal)
Attest:


________________________________
     [Assistant] Secretary of
     Buckeye Pipe Line
     Company, a Delaware
     Corporation

                        [FORM OF TRUSTEE'S CERTIFICATE]

          This Note is one of the 1997 Notes, of the series designated therein, described in the within-mentioned Indenture.

                                    PNC BANK, NATIONAL ASSOCIATION,
                                    Trustee


                                    By:___________________________________
                                        Authorized Signatory


          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          That Buckeye Pipe Line Company, L.P., in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Notes by the Holders thereof and of the sum of One Dollar to it duly paid by the Trustee at or before the execution and delivery of this Indenture, and for other valuable consideration, the receipt whereof is hereby acknowledged, and in order to declare the terms and conditions upon and subject to which the Notes are issued, has executed and delivered this Indenture in amendment and restatement of the Original Indenture, and such Original Indenture is hereby amended and restated in its entirety as follows:

          IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all the Notes are to be issued, authenticated and delivered subject to the further covenants, conditions, uses and trusts hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust for the benefit of those who shall hold the Notes, or any of them, as follows:


                                  ARTICLE ONE

                       DEFINITIONS; ACCOUNTING PRINCIPLES

          (S) 1.01. Certain Definitions. The terms defined in this (S) 1.01 shall, for all purposes of this Indenture and of all Indentures Supplemental hereto hereafter entered into in accordance with the provisions hereof, have the meanings herein specified, unless the context otherwise specifies or requires. Unless herein otherwise defined, all terms used in this Indenture which are defined in the Trust Indenture Act of 1939, shall have the meanings assigned to them in such Act, unless the context otherwise specifies or requires.

          "ADDITIONAL NOTES" shall mean any Notes authorized and delivered under this Indenture or an Indenture Supplemental hereto other than the 1997 Notes.

          "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

           "BANKRUPTCY LAW" shall have the meaning specified in paragraph (h) of
(S) 7.01.

          "BOARD OF DIRECTORS" shall mean the board of directors of the General Partner or, in the case of any authority delegated to the Executive Committee of the General Partner, such Executive Committee of the General Partner.

           "BP MICHIGAN" shall Buckeye Pipe Line Company of Michigan, L.P., a Delaware limited partnership.

          "BP PIPELINE SYSTEM" shall mean the pipeline facilities operated by the Company for the gathering, transmission and distribution of crude oil and refined petroleum products.

          "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or the city in which the principal corporate trust office of the Trustee is located are required or authorized to be closed.

          "CALLED PRINCIPAL" shall mean, with respect to any 1997 Note, the principal of such Note that is to be prepaid pursuant to (S) 6.02 or is declared to be immediately due and payable pursuant to (S) 7.01, as the context requires.

          "CAPITAL IMPROVEMENTS" shall mean additions, improvements and repairs to the Pipeline Assets, the cost of which is capitalized on the books of the Company or any of its Restricted Affiliates in accordance with GAAP or applicable rules and regulations of governmental agencies having rate making jurisdiction over the Pipeline Systems.

          "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

          "CERTIFIED RESOLUTION" shall mean a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the General Partner, under its corporate seal, to have been duly adopted and to be in full force and effect on the date of such certification.

           "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMPANY" shall mean Buckeye Pipe Line Company, L.P., a limited partnership organized under the laws of the State of Delaware.

          "CONSOLIDATED INTEREST EXPENSE" shall mean, with respect to any period, the sum (without duplication, and in each case eliminating all offsetting debits and credits between the Company and its Restricted Affiliates and all other items required to be eliminated in the course of the preparation of consolidated or combined financial statements of the Company and its Restricted Affiliates in accordance with GAAP) of all interest and prepayment charges in respect of the Company and its Restricted Affiliates (including imputed interest in respect of Capitalized Lease Obligations and net costs of Swaps); provided, that (i) there shall be excluded any interest paid or payable with respect to the Defeased Notes and (ii) Consolidated Interest Expense shall be subject to adjustment as provided in (S) 1.02.

          "CONSOLIDATED NET INCOME" shall mean, with respect to any period, the net income (or loss) of the Company and its Restricted Affiliates for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Restricted Affiliates and all other items required to be eliminated in the course of the preparation of consolidated or combined financial statements of the Company and its Restricted Affiliates in accordance with GAAP, provided that
(i) there shall be excluded any income or gain (or loss) during such period from any change in accounting principles, from any extraordinary non-cash items or, in the case of a successor to the Company or any Restricted Subsidiary by consolidation or merger or as a transferee of its assets, any earnings of the successor entity prior to such consolidation, merger or transfer of assets; (ii) there shall be excluded any income from interest received in respect of obligations of the United States Treasury held by the Trustee in trust in connection with the Defeased Notes; (iii) interest expense arising from payment by the Company of the Yield-Maintenance Premium (as defined in the Original Note Indenture) or other premium paid to purchase the First Mortgage Notes shall not be deducted in calculating Consolidated Net Income; and (iv) Consolidated Net Income shall be subject to adjustment as provided in paragraph (S) 1.02.

          "CONSOLIDATED TANGIBLE ASSETS" shall mean the consolidated or combined total assets of the Company and its Restricted Affiliates less, without duplication, (i) intangible assets including, without limitation, goodwill, research and development costs, trademarks, trade names, patents, franchises, copyrights, licenses, experimental or organizational expense, unamortized debt discount and expense carried as an asset, all reserves and any write-up in the book value of assets made after September 30, 1997 (other than write-ups of assets of a going concern business made within 12 months after the acquisition of such business), net of accumulated amortization, and (ii) all reserves for depreciation and other asset valuation reserves (but excluding reserves for federal, state and other income taxes).

          "COUNSEL" shall mean an attorney at law, licensed to practice before the highest court of any State of the United States of America. Counsel may include a Person who may be of counsel to, or employed by, the Company, the General Partner, or any Affiliate of either of them, appointed by the General Partner and acceptable to the Trustee.

           "DEFAULT" has the meaning set forth in the definition of "EVENT OF DEFAULT" in this (S) 1.01.

          ["DEFEASED NOTES" SHALL MEAN THE COMPANY'S 11.18% SERIES J FIRST MORTGAGE NOTES DUE 2006, IN THE ORIGINAL AGGREGATE PRINCIPAL AMOUNT OF $___________, DEFEASED ON THE DATE HEREOF IN ACCORDANCE WITH THE PROVISIONS OF THE DEFEASANCE TRUST AGREEMENT AND ARTICLE FOURTEEN OF THE ORIGINAL INDENTURE.]

          "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any 1997 Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "EBITDA" shall mean for the Company and its Restricted Affiliates with respect to any period, the sum of Consolidated Net Income plus, to the extent deducted in the determination of Consolidated Net Income, (i) all provisions for federal, state and other income tax, (ii) Consolidated Interest Expense, and
(iii) provisions for depreciation and amortization, less extraordinary items, gains on sales of assets and income from discontinued operations, which in the aggregate will be deducted only to the extent they are positive, less, in the case of items (i) through (iii), deductions for amounts attributable to minority interests in Subsidiaries; provided, that EBITDA shall be subject to adjustment as provided in paragraph (S) 1.02.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

          "EVENT OF DEFAULT" shall mean any of the events specified in (S) 7.01 hereof, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

           "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "GENERAL PARTNER" shall mean Buckeye Pipe Line Company, a Delaware corporation, the general partner of the Company and of BP Michigan and Laurel.

          "INDEBTEDNESS" shall mean, with respect to any Person or consolidated or combined group of Persons, the following: (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which under GAAP are shown on the balance sheet as a liability (including, without limitation, Capitalized Lease Obligations, but excluding trade accounts payable in the ordinary course of business and accrued expenses shown as current liabilities);
(ii) indebtedness secured by any Lien existing on property owned subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed;
(iii) guarantees, endorsements (other than endorsement of negotiable instruments for collection in the ordinary course of business) and other contractual commitments (whether direct or indirect in connection with obligations, stock or dividends of any Person); (iv) mandatorily redeemable preferred stock; (v) Swaps; and (vi) unfunded pension liabilities.

           "INDENTURE" shall mean this instrument and all Indentures Supplemental hereto.

           "INSTITUTIONAL NOTEHOLDER" shall have the meaning set forth in
(S) 12.05.

           "LAUREL" shall mean Laurel Pipe Line Company, L.P., a Delaware limited partnership.

          "LAUREL PIPELINE SYSTEM" shall mean the pipeline facilities operated by Laurel for the gathering, transmission and distribution of crude oil and refined petroleum products.

          "LIEN" shall mean any mortgage, pledge, priority, security interest, encumbrance, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any production payment, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

          "MATERIAL ADVERSE EFFECT" shall mean (i) an impairment of the operation by the Company and its Restricted Affiliates of the Pipeline Systems which materially adversely affects the manner in which the Pipeline Systems, taken as a whole, have been operated by the Company and its Restricted Affiliates (whether due to damage to, or a defect in the right, title or interest of the Company or any of its Restricted Affiliates in and to, any of the Pipeline Assets or for any other reason) or (ii) a material decline in the financial condition or results of operations or business prospects of the Company and its Restricted Affiliates, taken as a whole, or (iii) an inability of the Company to make timely payments of principal and interest on the Notes, in each case as a result (whether or not simultaneous) of the occurrence of one or more events and/or the materialization or failure to materialize of one or more conditions and/or the taking of or failure to take one or more actions described in this Indenture by reference to a Material Adverse Effect.

          "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "1997 NOTE AGREEMENT" shall mean the Note Agreement dated as of December 16, 1997 between the Company and The Prudential Insurance Company of America.

          "1997 NOTES" shall have the meaning set forth in (S) 2.12.

          "NOTE" or "NOTES" shall mean any Note or Notes, as the case may be, authenticated and delivered under this Indenture.

          "NOTEHOLDERS" or "HOLDERS OF THE NOTES" or "HOLDERS" shall mean the Registered Owners of the Notes. Any reference to a particular percentage or proportion of the Noteholders, or to a particular percentage or proportion of the Holders of Notes of a particular series, shall mean the Holders at the particular time of the specified percentage or proportion in aggregate principal amount of all Notes then Outstanding under this Indenture, or of all Notes of the particular series then Outstanding under this Indenture, as the case may be, exclusive of Notes or of Notes of the particular series, as the case may be, the record or beneficial ownership of which is held by the Company or any of its Affiliates.

          "OFFICERS' CERTIFICATE" shall mean a certificate signed by the President or a Vice President of the General Partner and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the General Partner.

           "ORIGINAL INDENTURE" shall have the meaning set forth in the recitals to this Indenture.

          "OUTSTANDING" when used with respect to Notes shall mean as of any particular time all Notes theretofore authenticated and delivered under this Indenture, except (i) Notes canceled at or prior to the particular time and (ii) Notes in lieu of and in substitution for which other Notes shall have been authenticated and delivered under the circumstances and in the manner provided in Article Two.

          "PARTNERSHIP AGREEMENT" shall mean the Amended and Restated Agreement of Limited Partnership of the Company, dated November 18, 1986, as amended by that certain Amendment No. 1 to Amended and Restated Agreement of Limited Partnership dated as of August 12, 1997, and as further amended, restated or otherwise modified from time to time.

           "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity.

          "PERSON" shall mean an individual, a corporation, a partnership, a joint venture, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "PIPELINES" shall mean pipelines for the gathering, transmission or distribution of crude oil or refined petroleum products.

          "PIPELINE ASSETS" shall mean properties or assets comprising parts of, or used or useful in connection with, the Pipeline Systems.

          "PIPELINE SYSTEMS" shall mean the BP Pipeline System, the Laurel Pipeline System and any other pipeline facilities at any time operated by the Company or any of its Restricted Affiliates for the gathering, transmission and distribution of crude oil and refined petroleum products.

          "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

          "PRIORITY DEBT" shall mean, without duplication, the sum of (i) all Indebtedness of the Company secured by Liens permitted to exist pursuant to clauses (o) and (s) of (S) 5.02, (ii) all Indebtedness of Restricted Affiliates (other than Indebtedness owed to the Company or a wholly owned Restricted Subsidiary of the Company), and (iii) all Sale-Leaseback Attributable Debt of the Company and its Restricted Affiliates.

          "PRIOR LIENS" shall mean any mortgages, liens or other encumbrances not created by the Company or any or its Restricted Affiliates, which at any time are liens upon the lands over which the Company or any of its Restricted Affiliates holds easements or rights-of-way for Pipeline purposes, or upon properties with respect to which the Company's or such Restricted Affiliate's interest is subordinate to any such lien, and which do not secure bonds, notes, other indebtedness, taxes, assessments or other charges which have been assumed or guaranteed by the Company or any of its Restricted Affiliates or for which the Company or any of its Restricted Affiliates has otherwise become liable or on which the Company or any of its Restricted Affiliates customarily pays interest charges.

           "PRIOR LIEN OBLIGATIONS" shall mean obligations secured by "PRIOR LIENS".

           "PUBLIC PARTNERSHIP" shall mean Buckeye Partners, L.P., a Delaware limited partnership.

          "REGISTERED OWNER" shall mean the Person or Persons in whose name or names a Note shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

          "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any 1997 Note, 0.50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

          "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any 1997 Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any 1997 Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "REQUIRED HOLDER(S)" shall mean, with respect to the Notes of any series issued hereunder, the Holder or Holders of at least 51% of the aggregate principal amount of the Notes such series from time to time Outstanding.

          "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the General Partner or any other officer of the General Partner involved principally in its financial administration or its controllership function.

          "RESPONSIBLE OFFICERS OF THE TRUSTEE" shall mean the chairman of the board of directors, the vice-chairman of the board of directors. the president, the chairman of the trust committee, every vice-president, every assistant vice-president, the secretary, every assistant secretary, the treasurer, every trust officer, every assistant trust officer, and every other officer and assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers respectively or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

          "RESTRICTED AFFILIATES" shall mean the Restricted Subsidiaries, Laurel and BP Michigan.

          "RESTRICTED SUBSIDIARY" shall mean a Subsidiary of the Company that has not been designated by the Board of Directors at its creation as an Unrestricted Subsidiary. The Company may thereafter redesignate an Unrestricted Subsidiary as a Restricted Subsidiary and it will thereafter be a Restricted Subsidiary; provided, that such Restricted Subsidiary may not thereafter be redesignated as an Unrestricted Subsidiary, and provided, further, that no Subsidiary may be designated as an Unrestricted Subsidiary at any time other than at its creation.

          "SALE-LEASEBACK ATTRIBUTABLE DEBT" shall mean, as to any particular lease relating to a Sale-Leaseback Transaction, the amount of the net sale proceeds derived from the sale or transfer by the Company or any Restricted Affiliate of the property involved.

          "SALE-LEASEBACK TRANSACTION" shall mean a transaction or series of transactions pursuant to which the Company or any Restricted Affiliate shall sell or transfer to any Person any property, whether now owned or hereafter acquired, and as part of the same transaction or series of transactions, the Company or any Restricted Affiliate shall rent or lease as lessee, or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any 1997 Note, the date on which such Called Principal is to be prepaid pursuant to (S) 6.02 or is declared to be immediately due and payable pursuant to (S) 7.01, as the context requires.

          "SIGNIFICANT HOLDER" shall mean any Holder of at least 5% of the aggregate principal amount of Notes then Outstanding.

          "SIXTH SUPPLEMENT" shall have the meaning set forth in the recitals to this Indenture.

          "SUBSIDIARY" shall mean any corporation or other entity of which the Company owns, directly or indirectly, at least 80% of the voting securities or interests therein.

          "SUPPLEMENTAL INDENTURE" or "INDENTURE SUPPLEMENTAL" shall mean any Indenture hereafter duly authorized and entered into in accordance with the provisions of this Indenture.

          "SWAPS" shall mean with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Indenture, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "TOTAL INDEBTEDNESS" shall mean the total Indebtedness of the Company and its Restricted Affiliates, on a consolidated or combined basis, excluding Indebtedness of the Company represented by the Defeased Notes.

          "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

          "TRUSTEE" shall mean PNC Bank, National Association, or the Trustee under this Indenture for the time being, whether original or successor.

          "TRUST INDENTURE ACT" shall mean the Trust Indenture Act of 1939, as amended.

          "UNRESTRICTED SUBSIDIARY" shall mean a Subsidiary of the Company that has been designated by the Board of Directors as an "Unrestricted Subsidiary" at the time of its creation; provided that no Indebtedness or other obligation of such Unrestricted Subsidiary may be assumed or guaranteed by the Company or any Restricted Subsidiary, nor may any asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, become encumbered or otherwise subject to the satisfaction thereof.

          "YIELD-MAINTENANCE AMOUNT" shall mean (i) with respect to any 1997 Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such 1997 Note over the sum of (a) such Called Principal plus (b) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal, and (ii) with respect to any Additional Note, the "Yield-Maintenance Amount" as defined in the Supplemental Indenture under which such Additional Note is authorized, issued and delivered. The Yield-Maintenance Amount shall in no event be less than zero.

          (S) 1.02. ACCOUNTING PRINCIPLES. All references in this Agreement to "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or to "GAAP" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof, as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, consistently applied. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Restricted Affiliates delivered pursuant to paragraph (b) of (S) 4.01 or, if no such statements have been so delivered, the most recent audited financial statements of the Public Partnership. Notwithstanding anything in this Indenture to the contrary, for purposes of the financial covenant set forth in (S) 5.01, EBITDA, Total Indebtedness, Consolidated Net Income and Consolidated Interest Expense, for the period of the most recently ended four consecutive fiscal quarters of the Company prior to the fiscal quarter of the Company in which any Person becomes a Restricted Affiliate, or is merged into or consolidated with the Company or a Restricted Affiliate, or all or substantially all of the assets of which have been acquired by the Company or a Restricted Affiliate, shall be deemed to include the Indebtedness, net income and interest expense, as applicable, of such Person (or the consolidated Indebtedness, consolidated net income and consolidated interest expense of such Person and its subsidiaries, as the case may be) during such four consecutive fiscal quarters, with each such item calculated as though such Person (or such Person and its subsidiaries, as the case may be) had been a Restricted Affiliate at all times during such period, or had been merged into or consolidated with the Company or a Restricted Affiliate, or all or substantially all of the assets of which had been acquired by the Company or a Restricted Affiliate on the day immediately preceding the commencement of such period, subject, however, to adjustment as agreed to in writing by the Company, the Holder(s) of not less than 51% in aggregate principal amount of 1997 Notes then Outstanding and the Required Holder(s) of each other series of Notes issued hereunder.


                                  ARTICLE TWO

              DESCRIPTION AND MANNER OF EXECUTION, AUTHENTICATION
                           AND REGISTRATION OF NOTES

          (S) 2.01. SERIES; DESIGNATIONS. The Notes may, at the election of the Board of Directors, be in one or more series and shall be designated generally as the Senior Notes of the Company, with such further appropriate particular designation added to, or incorporated in, or eliminated from, such title, for the Notes of any particular series, as the Board of Directors may determine. Each Note shall bear upon the face thereof the designation so selected for the series to which it belongs. All Notes of any one series at any time simultaneously Outstanding shall be identical in respect of date of maturity, the place or places of payment of principal and of interest, the rate or rates of interest and dates of interest payments and the terms of required and optional prepayment or redemption, if prepayable or redeemable, the terms of convertibility, if convertible, and in respect of sinking fund and analogous provisions (if any). The Notes of each series may be issued in denominations of $1,000 and any integral multiple thereof or in such denominations as are otherwise provided for in the Supplemental Indenture authorizing the issuance thereof.

      (S) 2.02. VARIATIONS AND SPECIAL PROVISIONS. Subject to the provisions contained in this Indenture with respect to the 1997 Notes, the Notes of any series:

          (a) shall be issued in registered form only, be limited to the aggregate principal amount stated in the Supplemental Indenture authorizing the issuance thereof, bear interest at such rate or rates and be payable, as to principal, interest and premium, if any, at such time or times and at such place or places as may be determined by the Board of Directors and expressed in such Notes;

          (b) shall be payable in any coin or currency of the United States of America, which at the time of payment is legal tender for public or private debts;

          (c) may be prepayable or redeemable, at the option of the Company, at such prepayment premium or redemption price or prices, at such time or times, upon such notice, in such manner and upon such other terms and conditions not inconsistent with the provisions of this Indenture, as may be determined by the Board of Directors and expressed or referred to in such Notes;

          (d) may be convertible into or exchangeable for, at the option of the Holders thereof, equity interests in any entity, at such times and upon such terms and conditions and subject to such adjustments as may be determined by the Board of Directors and expressed or referred to in such Notes;

          (e) may contain such provisions, if any, for the establishment of a purchase, sinking, amortization, improvement, or analogous fund therefor, in such amounts, at such time or times, in such manner and upon such other terms and conditions, and for the retirement or redemption of such Notes by the operation of any such fund or otherwise, at such price or prices, in such amounts, at such time or times, in such manner and upon such other terms and conditions as may be determined by the Board of Directors and expressed or referred to in such Notes;

          (f) may contain such provisions with respect to serial maturities, interest rate, prepayment premium or redemption price or prices, convertibility, anticipation of maturity on the happening of a specified event, and such other special terms and conditions, not contrary to the provisions hereof, as may be determined by the Board of Directors and expressed or referred to in such Notes; and

          (g) shall be in the form or forms provided in the Supplemental Indenture providing for the issuance of Notes of such series, which form or forms shall be in substantially the same forms as are set forth in the recitals hereto with respect to the 1997 Notes, with such omissions therefrom, variations therein and additions thereto as shall be appropriate.

          (S) 2.03. BOOKS FOR REGISTRATION AND TRANSFER OF NOTES. The Company shall cause the Trustee to keep, at the principal corporate trust office of the Trustee, books for the registration and transfer of Notes entitled to registration and transfer; and, upon presentation for such purpose at such office, the Company will register or transfer or cause to be registered or transferred therein, as hereinafter provided and under such reasonable regulations as it may prescribe, any Notes entitled to be so registered or transferred. Similar books shall also be kept at such other place or places as the General Partner may determine, for the registration and transfer of the Notes of any particular series, open in like manner for inspection by the Trustee, in which the Notes of such series may be registered and transferred upon the terms and in the manner in this Article Two provided; and such other place or places may (but need not) be appropriately recited in the Notes of such series.

          (S) 2.04. TRANSFER AND DATE OF NOTES. Any Note may be transferred at the principal corporate trust office of the Trustee as provided in (S) 2.03, upon the surrender of such Note for cancellation accompanied by delivery of a written instrument of transfer in a form approved by the Company, duly executed by the Holder of such Note, and thereupon the Company shall execute, in the name of the transferee or transferees and the Trustee shall authenticate and deliver, a new Note, or new Notes, of like form, of the same series for the same aggregate principal amount. A Note, with or without others of like form, series and maturity, may, upon surrender thereof to the Company, be exchanged for one or more such Notes for the same aggregate principal amount, of the series and maturity, in authorized denominations. Except as provided in (S) 2.06, every Note shall be dated as of the date it is authenticated and delivered (except that if any Note shall be authenticated and delivered on any interest payment date it shall be dated as of the day next following such interest payment date) and shall bear interest from the interest payment date next preceding the date of such Note to which interest has been paid or the date of original delivery of the Notes of such series if no interest has been paid on Notes of such series.

          (S) 2.05. DEEMED OWNERS OF NOTES. The Person in whose name a Note is registered shall be deemed and regarded as the absolute owner thereof for all purposes of this Indenture; and all payments of the principal of and interest (and Yield-Maintenance Amount, if any) on such Note shall be made only to or upon the order in writing of such Registered Owner thereof. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Notes to the extent of the sum or sums so paid.

          (S) 2.06. MANNER AND CONDITIONS OF EXCHANGE. Any Notes to be transferred or exchanged shall be surrendered at such office or agency of the Company as shall be designated by the Board of Directors for the purpose, and accompanied, in the case of a transfer, by duly executed instruments of transfer, and the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, the Note or Notes which the Noteholder making the exchange shall be entitled to receive.

          Each Note issued in exchange or in substitution for the whole, or any part, of one or more other Notes of the same series, shall carry all of the rights to interest accrued and unpaid, and to accrue, which were carried by the whole, or such part, as the case may be, of such one or more other Notes, and notwithstanding anything contained in this Indenture, such Notes shall be so dated that neither gain nor loss in interest shall result from such exchange or substitution.

          All Notes so surrendered for exchange or transfer shall be presented to the Trustee for cancellation, and the Trustee shall forthwith cancel the same, and, on the written request of the Company, deliver the same to the Company.

          All Notes executed, authenticated and delivered in exchange for Notes so surrendered, or upon transfer of Notes, shall be the valid obligations of the Company, evidencing the same Indebtedness as the Notes surrendered, and shall be entitled to the benefits of this Indenture to the same extent as the Notes in exchange for which they were authenticated and delivered.

          (S) 2.07. NUMBERS, DESIGNATIONS, LEGENDS, ETC. Any Note may bear such numbers, letters, or other marks of identification or designation, and may be endorsed with, or have incorporated in the text thereof, such legends or recitals with respect to transferability or in respect of the Note or Notes for which it is exchangeable and may contain such provisions, specifications and descriptive words, not inconsistent with the provisions of this Indenture, as may be determined by the Board of Directors, as may be required to comply with the rules and regulations of any stock exchange upon which the Notes of such series are, or are to be, listed or to conform with any usage with respect thereto.

          (S) 2.08. EXECUTION OF NOTES. All the Notes shall, from time to time, be executed on behalf of the Company by the General Partner by the signature of its President or one of its Vice-Presidents and its Secretary or one of its Assistant Secretaries.

          In case any of the officers who shall have signed any of said Notes shall cease to be such officers of the General Partner before the Notes so signed and sealed shall have been actually authenticated by the Trustee or delivered by the Company, such Notes nevertheless may be authenticated and delivered with the same force and effect as though the person or persons who signed such Notes had not ceased to be such officer or officers; and any such Note may be signed on behalf of the Company by such persons as at the actual date of the execution of such Note shall be the proper officers of the General Partner, although at the nominal date of such Note any such person shall not have been such officer.

          (S) 2.09. MUTILATED, DESTROYED, LOST OR STOLEN NOTES. Upon receipt by the General Partner and the Trustee of evidence satisfactory to both of them that any Note has been mutilated, destroyed, lost or stolen, and of indemnity satisfactory to both of them, except that an Institutional Noteholder may provide an agreement of indemnity, the General Partner, in its discretion, may cause to be executed, and thereupon the Trustee shall authenticate and deliver, a new Note of the same series and of like tenor (which may bear such notation as may be required by the rules of any stock exchange upon which the Notes of such series are listed or are to be listed), in exchange and substitution for, and upon surrender and cancellation of, the mutilated Note or in lieu of, and in substitution for, the Notes so destroyed, lost or stolen. Any Note issued under the provisions of this (S) 2.09 in lieu of any Notes alleged to be destroyed, lost or stolen, shall constitute an original additional contractual obligation on the part of the Company whether or not the Notes so alleged to be destroyed, lost or stolen be at any time enforceable by anyone, and shall be equally and proportionately entitled to the benefits of this Indenture with all other Notes issued under this Indenture.

          All mutilated Notes surrendered to the Trustee pursuant to the provisions of this (S) 2.09 shall be canceled by the Trustee and delivered to the Company.

          (S) 2.10. FORM AND AUTHENTICATION OF NOTES. Subject to the qualifications hereinbefore in this Article Two set forth, the Notes to be entitled to the benefits of this Indenture shall be substantially of the tenor and effect hereinbefore recited; and no Notes shall be entitled to the benefit hereof, or shall be, or become, valid or obligatory for any purpose unless there shall be endorsed thereon a certificate of authentication, substantially in the form hereinbefore recited, executed by the Trustee, and such certificate on any Notes issued by the Company shall be conclusive evidence, and the only competent evidence, that it has been duly authenticated and delivered hereunder.

          (S) 2.11. TERMS OF THE 1997 NOTES. The 1997 Notes entitled to the benefits of this Indenture consist of the Series 1997A through Series 1997D Notes, aggregating $240,000,000 principal amount, each series designated as set forth in the following table:



                                                               ANNUAL             MAXIMUM
                    REFERRED TO                               INTEREST           AGGREGATE
  DESIGNATION        HEREIN AS              MATURITY            RATE         PRINCIPAL AMOUNT/*/
  -----------       -----------             --------          --------       -------------------
Senior Notes,      Series A Notes       December 16, 2024       6.98%          $125,000,000
6.98% Series
1997A due 2024

Senior Notes,      Series B Notes       December 16, 2024       6.89%          $100,000,000
6.89% Series
1997B due 2024

Senior Notes,      Series C Notes       December 16, 2024       6.95%          $ 10,000,000
6.95% Series
1997C due 2024

Senior Notes,      Series D Notes       December 16, 2024       6.96%          $  5,000,000
6.96% Series
1997D due 2024

------------------
/*/  Except as expressly provided in (S) 2.04, (S) 2.06 and (S) 2.09.

and the Notes of each such series are substantially in the form set forth in the recitals hereto, are issuable in denominations of $1,000 and any integral multiple thereof, were executed, authenticated and delivered in accordance with, and subject to, all of the terms, conditions and covenants of the

Original Indenture, are subject to and entitled to the benefits of all of the terms and conditions of this Indenture, and have the following further terms and provisions:

          (a) Interest on the principal amount of each of the 1997 Notes from the date of original issue until due and payable, is payable, at the rate specified in the Note, monthly on the 16th day of each calendar month in each year and on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount, payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2.0% over the rate specified above with respect to each series of Notes or (ii) 2.0% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate, as shall be determined by the Trustee.

          (b) The 1997 Notes are subject to prepayment only with respect to the required prepayments specified in (S) 6.01 hereof and the optional prepayments permitted by (S) 6.02 hereof.


                                 ARTICLE THREE

                      AUTHENTICATION AND DELIVERY OF NOTES

          (S) 3.01. NOTES LIMITED. The aggregate principal amount of Notes which may be Outstanding under this Indenture at any time (after giving effect to the authentication and delivery of Additional Notes, the authentication and delivery of which are being requested and the prepayment or redemption of any Notes prepaid or redeemed out of the proceeds of such Additional Notes) is limited to $335,000,000. Except as otherwise herein expressly provided, all Notes issued hereunder shall in all respects be equally and ratably entitled to the benefits of this Indenture without preference, priority or distinction, so that all Notes at any time Outstanding hereunder shall have the same rights under and by virtue of this Indenture, with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof, whether the same or any of them shall actually be sold or disposed of at such date, or whether they, or any of them, shall be sold or disposed of at some future date, or whether they, or any of them, shall have been authorized to be authenticated and delivered under (S) 3.02, or may be authorized to be authenticated and delivered hereafter pursuant to other provisions of this Indenture.

          (S) 3.02. AUTHENTICATION OF 1997 NOTES. The 1997 Notes have been duly and validly authorized and executed by the Company and delivered to the Trustee and authenticated and delivered by the Trustee pursuant to the terms and conditions of Sixth Amendment and the Original Indenture, as amended and supplemented by the Sixth Supplement.

          (S) 3.03. REQUIREMENTS FOR AUTHENTICATION OF ADDITIONAL NOTES. The Company shall file or deposit with the Trustee, upon any application for the authentication of Additional Notes:

          (a) A Certified Resolution authorizing the execution and requesting the authentication and delivery of the Additional Notes applied for in the principal amount therein specified, designating the series of such Notes, as created by the terms of an Indenture Supplemental hereto in which are set out the terms and provisions of such series of Notes, the form thereof, and such other provisions applicable to such Notes as the Company may choose; provided that nothing contained in such Supplemental Indenture shall be inconsistent with any provision of this Indenture, unless the Required Holder(s) of each series of Notes then Outstanding shall approve, and naming the officer or officers of the General Partner to whom or upon whose order such Notes shall be delivered.

          (b) An Officers' Certificate, dated as of the date of such application, stating in substance that:

               (i) so far as known to such officers, the Company is not, and by the making or granting of the application or the issuance and sale of the Notes for which application is made, will not be, in Default in the performance of any of the terms and covenants of this Indenture; and, in the opinion of such officers, all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Additional Notes applied for have been complied with; and

               (ii) there will not occur as a result of the issuance of the Additional Notes applied for any Material Adverse Effect.

          (c) A Supplemental Indenture providing for the issuance of the Notes of such series.

          (d) An opinion of Counsel, dated as of the date of such application, to the effect that:

               (i) the issue of the Additional Notes, the authentication and delivery of which are being applied for, has been duly authorized by all governmental authorities the consent of which is requisite to the legal issue of such Notes or that no such consent is required; and, unless such opinion shall show that no consent of any governmental authority is requisite to the legal issue of the Additional Notes applied for, it shall specify any orders, certificates or other documents by which such consent is evidenced; and

               (ii) assuming the accuracy of the statements made in the Officers' Certificate furnished pursuant to (S) 3.03(b) and 3.03(e), all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Additional Notes applied for have been complied with, and the Company is duly authorized and entitled to the authentication and delivery of the Additional Notes applied for in accordance with the provisions of this Indenture and to issue such

          Additional Notes under the laws of the State of Delaware and the applicable laws of any other jurisdiction; upon the issue of such Notes, such Notes will be valid and binding obligations of the Company and entitled to the benefits of this Indenture; and the aggregate principal amount of Notes Outstanding under this Indenture (after giving effect to the issuance of such Additional Notes and the prepayment or redemption of any Notes being prepaid or redeemed out of the proceeds of such Additional Notes) will not exceed the amount at the time permitted by law or this Indenture.

          (e)  Either:

               (i) an Officers' Certificate (A) stating the purpose for which the net proceeds of the issuance and sale of the Notes will be applied, and (B) stating that the aggregate principal amount of the Notes that will be Outstanding under this Indenture immediately after the issuance of the Notes applied for (other than Notes issued in exchange or substitution for Outstanding Notes pursuant to (S) 2.04,
          2.06 and 2.09 and Additional Notes issued pursuant to this (S) 3.03 to provide funds required for the prepayment or redemption of Notes pursuant to this Indenture) will not exceed the sum of $275,000,000; or

               (ii) upon any application for the authentication of Additional Notes the net proceeds of the issuance and sale of which are to be used to prepay or redeem Outstanding Notes, an Officers' Certificate specifying (A) that the net proceeds of the sale of the Notes applied for shall be applied in full to the prepayment or redemption of Notes pursuant to the terms of this Indenture, (B) the principal amount or the Notes to be prepaid or redeemed, (C) the prepayment or redemption date and the prepayment premium or redemption price of the Notes to be prepaid or called for redemption, (D) that the prepayment or redemption requirements applicable to the Notes to be prepaid or called for redemption have been complied with, and (E) upon the issue and sale of the Notes applied for, an Officers' Certificate specifying the net proceeds of the sale of such Notes, and deposit with the Trustee the net proceeds of the sale of the Notes applied for and, to the extent such net proceeds are insufficient for the prepayment or redemption of the Notes to be prepaid or called for redemption, such additional funds as shall be required to effect such prepayment or redemption.

          (S) 3.04. PAYMENT DATES. Interest on all Notes shall be payable only on the 16th day of each calendar month in any calendar year, and any mandatory prepayments of Notes shall be made only on December 16 in any calendar year.

                                  ARTICLE FOUR

                             AFFIRMATIVE COVENANTS

          The Company hereby covenants, warrants and agrees as follows:

          (S) 4.01. Financial Statements; Other Reporting Requirements. The Company will file with the Trustee and deliver to each Significant Holder in duplicate:

          (a) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidating schedules and combined statements of income, partners' equity and cash flows of the Company and its Restricted Affiliates for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating schedule and combined balance sheet of the Company and its Restricted Affiliates as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

          (b) as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidating schedules and combined statements of income, partners' equity and cash flows of the Company and its Restricted Affiliates for such year, and a consolidating schedule and combined balance sheet of the Company and its Restricted Affiliates as at the end of such year, setting forth in each case in comparative form corresponding combined figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) of each series of Notes issued hereunder and, as to the combined statements, reported on by independent public accountants of recognized national standing selected by the Company, whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s) of each series of Notes issued hereunder and, as to the consolidating schedules, certified by an authorized financial officer of the Company;

          (c) promptly upon transmission thereof, copies of all financial statements, proxy statements, notices and reports as the Public Partnership shall send to its public unitholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (d) promptly upon receipt thereof, a copy of each other report submitted to the Company or any of its Restricted Affiliates by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any of its Restricted Affiliates;

          (e) as soon as practicable and in any event within ten days after any Responsible Officer of the Company obtains knowledge (i) of any condition or event which, in the opinion of management of the Company or any of its Restricted Affiliates, could reasonably be expected to have a Material Adverse Effect, other than conditions or events that are not particular to the Company and its Restricted Affiliates, such as conditions or events generally affecting the economy or the industries in which the Company and its Restricted Affiliates are engaged (provided, that such conditions or events do not affect the Company or any Restricted Affiliate to a materially greater extent than others in the industries in which the Company and its Restricted Affiliates are engaged); (ii) that any Person has given any notice to the Company or any Restricted Affiliate or taken any other action with respect to a claimed default or event or condition of the type referred to in paragraph (c) of (S) 7.01; (iii) of the institution of any litigation involving claims against the Company or any Restricted Affiliate equal to or greater than $5,000,000 with respect to any single cause of action or of any adverse determination in any court proceeding in any litigation involving a potential liability to the Company or any Restricted Affiliate equal to or greater than $5,000,000 with respect to any single cause of action which makes the likelihood of an adverse determination in such litigation against the Company or any Restricted Affiliate substantially more probable; (iv) of the institution of any litigation involving the Company or any of its Restricted Affiliates, or of any adverse determination in any court proceeding in any such litigation, which could reasonably be expected to have a Material Adverse Effect; or
     (v) of any regulatory proceeding in which the Company or any of its Restricted Affiliates is a party or otherwise subject which could reasonably be expected to have a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition, or specifying the details of such proceeding, litigation or dispute and what action the Company or a Restricted Affiliate has taken, is taking or proposes to take with respect thereto;

          (f) promptly after the filing or receiving thereof, copies of all material reports and notices which the Company or any Restricted Affiliate files under ERISA with the IRS or the PBGC or the U.S. Department of Labor or which the Company or any Restricted Affiliate receives from any of the foregoing entities;

          (g) promptly, and in any event within ten days after a Responsible Officer of the Company becomes aware of any of the following, an Officer's Certificate setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
     (i) with respect to any Plan, any reportable event, as defined in section 4043 of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or an ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with re-spect to such Multiemployer Plan; or (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or an ERISA Affiliate pursuant to Title I or IV of ERISA; and

          (h) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Restricted Affiliates as any Significant Holder or the Trustee on behalf of the Holders may reasonably request.

Together with each delivery of financial statements required by paragraphs (a) and (b) of this (S) 4.01, the Company will file with the Trustee and deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of (S) 5.01, paragraph (p) of (S) 5.02 and
(S) 5.03 and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto. Together with each delivery of financial statements required by paragraph (b) of this (S) 4.01, the Company will file with the Trustee and deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with GAAP.

          (S) 4.02.  REQUIREMENTS UPON QUALIFICATION UNDER TRUST INDENTURE
ACT. In the event that this Indenture shall have been qualified under the Trust Indenture Act of 1939, the Company will (a) file with the Securities and Exchange Commission in accordance with the rules and regulations prescribed from time to time by said Commission and deliver to the Noteholders, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required by such rules and regulations, (b) file with the Trustee and deliver to the Noteholders copies of all such information, documents and reports filed with the Securities and Exchange Commission, and (iii) deliver to the Noteholders such summaries of any information, documents and reports required to be filed with the Trustee pursuant to the provisions of paragraphs (b) and (c) of
(S) 4.01 as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission.

          (S) 4.03. INFORMATION REGARDING NOTEHOLDERS. The Company will furnish or cause to be furnished to the Trustee at such times as the Trustee may request in writing, all information in the possession or control of the Company as to the names and addresses of the Holders of Notes.

          (S) 4.04. INFORMATION REQUIRED BY RULE 144A. The Company will, upon the request of the Holder of any Note, provide such Holder, and any qualified institutional buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the

Securities Act in connection with the resale of Notes. For the purpose of this
(S) 4.04, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

          (S) 4.05. INSPECTION OF PROPERTY. The Company will permit, and will cause each of its Restricted Affiliates to permit, any Person designated by any Significant Holder in writing, at the Company's expense during the continuance of a Default or Event of Default and otherwise at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Restricted Affiliates, to examine the corporate books and financial records of the General Partner, the Company and its Restricted Affiliates and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such Persons with the principal officers of the General Partner, the Company or its Restricted Affiliates and their independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

          (S) 4.06. COVENANT TO SECURE NOTES EQUALLY. The Company will, if it or any Restricted Affiliate shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of (S) 5.02 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to (S) 5.02), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.

          (S) 4.07. MAINTENANCE OF PROPERTIES. The Company will maintain and keep, or cause to be maintained and kept, the respective properties of the Company and its Restricted Affiliates in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this paragraph shall not prevent the Company or any Restricted Affiliate from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (S) 4.08. MAINTENANCE OF INSURANCE. The Company will maintain and will cause each of its Restricted Affiliates to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

          (S) 4.09. COMPLIANCE WITH LAWS; LICENSES AND PERMITS. The Company will , and will cause each of its Restricted Affiliates to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including, without limitation, those relating to protection of the environment), and to obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that noncompliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (S) 4.10. ERISA COMPLIANCE. The Company will, and will cause each ERISA Affiliate to, at all times: (a)with respect to each Plan, make timely payments of contributions required to meet the minimum funding standard set forth in ERISA or the Code with respect thereto and, with respect to any Multiemployer Plan, make timely payment of contributions required to be paid thereto as provided by Section 515 of ERISA, and (b) comply with all other provisions of ERISA, except for such failures to make contributions and failures to comply as could not have a Material Adverse Effect.

          (S) 4.11. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will, and will cause each of its Restricted Affiliates to, file all tax returns required to be filed in any jurisdiction and to pay and discharge (or cause to be paid and discharged) all Taxes shown to be due and payable on such returns and all other Taxes imposed on them or any of their properties, assets, income or franchises, to the extent such Taxes have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Restricted Affiliate, provided that neither the Company nor any Restricted Affiliate need pay any such Taxes or claims if (a) the amount, applica bility or validity thereof is contested by the Company or such Restricted Affiliate on a timely basis in good faith and in appropriate proceedings, and the Company or such Restricted Affiliate has established adequate reserves therefor in accordance with GAAP on its books or (b) the nonpayment of all such Taxes and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (S) 4.12. PARTNERSHIP OR CORPORATE EXISTENCE. Subject to (S) 5.06, the Company will, and will cause each of its Restricted Affiliates to, preserve and keep in full force and effect its partnership, corporate or other applicable organizational existence and all its rights and franchises, except in the case of such rights and franchises where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (S) 4.13. RELEASE OF ORIGINAL INDENTURE LIEN. On or before June 30, 1998, the Company shall have (i) caused all terminations, releases and other instruments to be recorded, registered and filed in such manner and in such governmental offices as may in the opinion of Counsel be required by law in order to fully release, terminate and discharge all properties and assets of the Company, wherever located, from the Lien of the Original Indenture (excluding any Lien of the Trustee encumbering the Defeasance Trust (as defined in the Defeasance Trust Agreement) and all funds and securities therein for the benefit of the holders of the Defeased Notes), and (ii) filed with the Trustee and delivered to each Significant Holder an Officer's Certificate to such effect, setting forth in detail all recording and other pertinent information with respect to such release, termination and discharge.


                                  ARTICLE FIVE

                               NEGATIVE COVENANTS

          (S) 5.01. TOTAL INDEBTEDNESS TO EBITDA RATIO. The Company may incur and permit to remain outstanding Indebtedness at any time and from time to time, but will not permit, at any time, the ratio of (a) Total Indebtedness to (b) EBITDA for the most recently ended four consecutive fiscal quarters to be greater than 5.00 to 1.00.

          (S) 5.02. LIMITATION ON LIENS. The Company will not and will not permit any Restricted Affiliate to create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of (S) 4.06), except the following:

          (a)  Prior Liens;

          (b) statutory Liens incidental to the conduct of business or the ownership of properties of the Company and its Restricted Affiliates (including Liens in connection with worker's compensation, unemployment insurance and other like laws (other than ERISA Liens), warehousemen's and mechanics' and materialmen's liens and statutory landlord's liens) which in each case are incurred in the ordinary course of business and not in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in any event materially impair the value or use of the property encumbered thereby in the operation of the businesses of the Company and its Restricted Affiliates; provided in each case, that the obligation secured is not overdue or, if overdue, (i) is being contested by the Company or a Restricted Affiliate on a timely basis in good faith and in appropriate proceedings, and the Company or a Restricted Affiliate has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Restricted Affiliate or (ii) such Liens in the aggregate do not have a Material Adverse Effect;

          (c) the right reserved to, or vested in, any municipality or public authority or in any other Person by the terms of any right, power, franchise, privilege, grant, license, permit, easement or lease or by any provision of law, to terminate such right, power, franchise, privilege, grant, license, permit, easement or lease or to purchase or recapture, or to designate a purchaser of, any of the properties or assets of the Company and its Restricted Affiliates;

          (d) the lien of taxes and assessments which are not at the time delinquent;

          (e) the lien of taxes and assessments which are delinquent but the validity of which is being contested at the time by the Company or any of its Restricted Affiliates in good faith, provided that the Company or such Restricted Affiliate shall have established such reserves in such amounts as may be required under GAAP;

          (f) any lien or privilege vested in any grantor, lessor or licensor or permittor for rent or other charges due or for any other obligations or acts to be performed, the payment of which rent or other charges or performance of which other obligations or acts is required under leases, easements, rights-of-way, leases, licenses, franchises, privileges, grants or permits, so long as payment of such rent or the performance of such other obligations or acts is not delinquent or the requirement for such payment or performance is being contested in good faith by appropriate proceedings,

          (g) defects and irregularities in the titles to any property which do not have a Material Adverse Effect;

          (h) easements, exceptions or reservations in any property of the Company or any of its Restricted Affiliates granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes or for the joint or common use of real property, facilities and equipment, which do not have a Material Adverse Effect;

          (i) rights reserved to or vested in any grantor, lessor, licensor, municipality or public authority to control or regulate any property of the Company or any of its Restricted Affiliates or to use any such property, provided, that the Company or such Restricted Affiliate shall not be in default in respect of any material obligation (except that the Company or such Restricted Affiliate may be contesting any such obligation in good faith) to such grantor, lessor, licensor, municipality or public authority; and provided, further, that such control, regulation or use will not have a Material Adverse Effect;

          (j) any obligations or duties to any municipality or public authority with respect to any lease, easement, right-of-way, license, franchise, privilege, permit or grant;

          (k) the Liens of any judgments in an aggregate amount not in excess of $500,000, or the Lien of any judgment the execution of which has been stayed, or which has been appealed and secured, if necessary, by the filing of an appeal bond;

          (1) Liens or burdens imposed by any law or governmental regulation, including, without limitation, those imposed by environmental and zoning laws, ordinances, and regulations; provided, in each case, the Company or any of its Restricted Affiliates is not in default in any material obligation (except that the Company or such Restricted Affiliate may be contesting any such obligation in good faith) to such Person in respect of such property; provided, further, that the existence of such Liens and burdens do not have a Material Adverse Effect;

          (m) any pledge or deposit to secure payment of workers' compensation or insurance premiums, or in connection with tenders, bids, contracts or leases; or any deposits to secure public or statutory obligations; any pledge or deposit in connection with contracts with or made at the request of the United States of America or any state or agency or political subdivision thereof or for any purposes similar to any of those referred to in this paragraph (m); provided, in each case, the Company or such Restricted Affiliate is not in default in any material obligation (except that the Company or such Restricted Affiliate may be contesting any such obligation in good faith) in respect thereof;

          (n) any mortgage, pledge, lien, charge, security interest or similar encumbrance necessary to secure a stay of any legal or equitable process in a proceeding to enforce a liability or obligation contested in good faith by the Company or any of its Restricted Affiliates or required in connection with the institution by the Company or any of its Restricted Affiliates of any legal or equitable proceeding to enforce a right or to obtain a remedy claimed in good faith by the Company or any of its Restricted Affiliates or in connection with any order or decree in any such proceeding or required in connection with the contest of any tax or other governmental charge or the making of a deposit with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation in order to entitle the Company or any of its Restricted Affiliates to maintain self-insurance; provided that the existence of such security interest does not have a Material Adverse Effect, and provided, in each case, the Company or such Restricted Affiliate is not in default in any material obligation (except that the Company or such Restricted Affiliate may be contesting any such obligation in good faith) in respect thereof;

          (o) Liens securing Indebtedness of the Company or any of its Restricted Affiliates incurred or assumed in connection with the construction or acquisition of Capital Improvements, provided that such Indebtedness would be permitted under (S) 5.03 hereof, and provided, further, that any such Lien shall not extend to any property other than property the construction or acquisition of which is financed by such Indebtedness;

          (p) Liens securing all or any part of the purchase price, or securing Indebtedness of the Company or any of its Restricted Affiliates incurred or assumed to pay all or any part of the purchase price of property acquired by the Company or its Restricted Subsidiaries, or Liens existing on such property immediately prior to its acquisition, including, without limitation, the Liens described in paragraph (o) of this (S) 5.02, provided, that (i) that any such Lien shall extend solely to the property so acquired, (ii) the principal amount of Indebtedness secured by any such Lien shall not exceed 100% of the fair market value of such property (as determined in good faith by the Board of Directors) at the time of acquisition, (iii) any such Lien not existing on such property immediately prior to its acquisition shall be created at the time of acquisition of such property or within 180 days thereafter and (iv) the aggregate amount of all outstanding Indebtedness secured by such Liens shall not at any time exceed 30% of Consolidated Tangible Assets;

          (q) Liens arising in connection with Sale-Leaseback Transactions permitted under (S) 5.07;

          (r) any Lien of the Trustee encumbering the Defeasance Trust (as defined in the Defeasance Trust Agreement) and all funds and securities therein for the benefit of the holders of the Defeased Notes; and

          (s) other Liens on the property of the Company or any of its Restricted Affiliates, provided that the Indebtedness secured thereby would be permitted under (S) 5.03.

          (S) 5.03. LIMITATION ON PRIORITY DEBT. The Company will not at any time permit Priority Debt to exceed 10% of Consolidated Tangible Assets as of the last day of the immediately preceding fiscal quarter.

          (S) 5.04. LIMITATION ON SALE OF ASSETS. The Company will not, and will not permit any of its Restricted Affiliates to, directly or indirectly, sell, transfer or otherwise dispose of any assets of the Company or any of the Restricted Affiliates (including, without limitation, stock or other securities issued by, or other equity interests in, a subsidiary), provided that the Company and any of its Restricted Affiliates may sell, transfer or otherwise dispose of assets that are not material to the ability of the Company and its Restricted Affiliates to generate EBITDA.

          (S) 5.05. MAINTENANCE OF AFFILIATE STATUS. Laurel and BP Michigan shall not at any time cease to be Affiliates of the Company; provided, that (i) either may merge or consolidate with or into other Persons as and to the extent permitted under (S) 5.06 and (ii) BP Michigan may be dissolved by its partners.

          (S) 5.06. LIMITATION ON CONSOLIDATION, MERGER OR ASSET TRANSFER. The Company will not, and will not permit any of its Restricted Affiliates to, merge or consolidate with or into any Person or convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, except that:

          (a) any Restricted Affiliate may merge with the Company (provided that the Company shall be the continuing or surviving Person) or with any one or more other Restricted Affiliates, or may convey, transfer or otherwise dispose of all or substantially all of its assets to the Company or to another Restricted Affiliate; provided, that no Default or Event of Default shall exist, either prior to or immediately after giving effect to such merger, consolidation or asset conveyance, transfer or other disposition;

          (b) the Company may merge or consolidate with or into any other partnership or corporation or convey, transfer or otherwise dispose of all or substantially all of its assets to any other partnership or corporation; provided, that: (i) the successor formed by such consolidation or the survivor of such merger or the partnership or corporation that acquires by conveyance, transfer or other disposition all or substantially all of the assets of the

     Company, as the case may be, shall be organized and existing under the laws of a state of the United States and shall have a majority of its assets and business located in the United States, (ii) if the Company is not such successor or survivor, the successor, survivor or acquirer shall have expressly assumed all obligations of the Company under or with respect to the Notes, this Indenture and any other agreement entered into in connection with the transactions contemplated hereby, such Person shall have caused to be delivered to each Noteholder an opinion of nationally recognized independent counsel, or other independent counsel reasonably acceptable to the Required Holder(s), to the effect that all agreements and instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) no Default or Event of Default shall exist, either prior to or immediately after giving effect to such merger, consolidation or asset conveyance, transfer or other disposition; and

          (c) any Restricted Affiliate may merge or consolidate with or into any other Person or convey, transfer or otherwise dispose of all or substantially all of its assets to any other Person; provided that (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires all or substantially all of such assets shall be a Restricted Affiliate of the Company organized and existing under the laws of a state of the United States and shall have a majority of its assets and business located in the United States, and (ii) no Default or Event of Default shall exist, either prior to or immediately after giving effect to such merger, consolidation or asset conveyance, transfer or other disposition.

          (S) 5.07. LIMITATION ON SALE-LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Restricted Affiliate to, enter into any Sale-Leaseback Transaction, unless:

          (a) such Sale-Leaseback Transaction occurs within one year after the later of (i) completion of the acquisition of the applicable property by the Company or such Restricted Affiliate or (ii) commencement of full operation with respect to such property; or

          (b) such Sale-Leaseback Transaction involves a lease for a term of not more than three years; or

          (c) the net sale proceeds derived from the sale or transfer by the Company or such Restricted Affiliate of the property involved are used solely (i) to prepay or retire funded Indebtedness of the Company ranking pari passu with the Indebtedness evidenced by the Notes or (ii) for Capital Improvements with respect to the Pipeline Systems made in the ordinary course of the business of the Company or such Restricted Affiliate; or

          (d) the Sale-Leaseback Attributable Debt attributable to such Sale-Leaseback Transaction would be permitted under (S) 5.03.

          (S) 5.08. AUTHENTICATION AND DELIVERY OF NOTES; COMPLIANCE WITH INDENTURE. The Company will not execute, or permit to be authenticated and delivered, any Notes hereunder in any manner other than in accordance with the provisions of this Indenture and the agreements with respect thereto herein contained, and will not suffer or permit any Default to occur under this Indenture, but will, and will cause each of its Restricted Affiliates to, faithfully observe and perform all the conditions, covenants and requirements of this Indenture and all Indentures Supplemental hereto, if any.

          (S) 5.09. CHANGE OF BUSINESS. The Company will not, and will not permit any Restricted Affiliate to, change in any material respect the nature of its respective business or operations from those in which the Company or such Restricted Affiliate was engaged in as of December 31, 1996 and activities relating directly thereto, and will not engage, and will not permit any Restricted Affiliate to engage, directly or indirectly, in any material business activity, or purchase or otherwise acquire any material property, in any case not directly related to the conduct of the above-described business or operations.

                                  ARTICLE SIX

                       PREPAYMENT OR REDEMPTION OF NOTES

          The 1997 Notes shall be subject to prepayment or redemption only with respect to the required prepayments specified in (S) 6.01 and the optional prepayments permitted by (S) 6.02.

          (S) 6.01. REQUIRED PREPAYMENTS WITH RESPECT TO 1997 NOTES. Until the Notes shall be paid in full, the Company shall apply:

          (a) to the prepayment of the Series A Notes, without premium, the sum of $25,000,000 on December 16 in each of the years 2020 to 2023, inclusive, and such principal amounts of the Series A Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates;

          (b) to the prepayment of the Series B Notes, without premium, the sum of $20,000,000 on December 16 in each of the years 2020 to 2023, inclusive, and such principal amounts of the Series B Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates;

          (c) to the prepayment of the Series C Notes, without premium, the sum of $2,000,000 on December 16 in each of the years 2020 to 2023, inclusive, and such principal amounts of the Series C Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates; and

          (d) to the prepayment of the Series D Notes, without premium, the sum of $1,000,000 on December 16 in each of the years 2020 to 2023, inclusive, and such principal amounts of the Series D Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates.

The remaining outstanding principal amount of the 1997 Notes of each series, together with interest accrued thereon, shall become due on the maturity date of the 1997 Notes of such series.

          (S) 6.02.  OPTIONAL PREPAYMENTS WITH RESPECT TO 1997 NOTES.  The
1997 Notes shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of $5,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note. Any partial prepayment of the 1997 Notes pursuant to this (S) 6.02 shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

          (S) 6.03. NOTICE OF OPTIONAL PREPAYMENT WITH RESPECT TO 1997 NOTES. The Company shall file with the Trustee and give the Holder of each of the 1997 Notes irrevocable written notice of any prepayment pursuant to (S) 6.02 not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the 1997 Notes, and of the 1997 Notes held by such Holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph (S) 6.02. Notice of prepayment having been given as aforesaid, the principal amount of the 1997 Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to (S) 6.02, give telephonic notice of the principal amount of the 1997 Notes to be prepaid and the prepayment date to each Holder of 1997 Notes which shall have designated a recipient of such notices in the Purchaser Schedule attached to the 1997 Note Agreement or by notice in writing to the Company.

          (S) 6.04. PARTIAL PREPAYMENTS PRO RATA. Upon any partial prepayment of the 1997 Notes pursuant to (S) 6.01 or (S) 6.02, the principal amount so prepaid shall be allocated to all 1997 Notes at the time Outstanding (including, for the purpose of this (S) 6.04 only, all 1997 Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to (S) 6.01 or
(S) 6.02) in proportion to the respective outstanding principal amounts thereof.

          (S) 6.05. RETIREMENT OF 1997 NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to (S) 6.01 or (S) 6.02 or upon acceleration of such final maturity pursuant to (S) 7.01), or purchase or otherwise acquire, directly or indirectly, 1997 Notes held by any Holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of 1997 Notes held by each other Holder of 1997 Notes at the time

Outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be Outstanding for any purpose under this Agreement, except as provided in (S) 6.04.

          (S) 6.06. PREPAYMENT OR REDEMPTION OF ADDITIONAL NOTES. Additional Notes of any series shall be subject to prepayment or redemption only as and to the extent permitted under the terms of the Supplemental Indenture pursuant to which such Additional Notes were authorized, issued and delivered.


                                 ARTICLE SEVEN

                               EVENTS OF DEFAULT

          (S) 7.01. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (a) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (b) the Company defaults in the payment of any interest on any Note for more than five days after the date due; or

          (c) the Company or any Restricted Affiliate defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Restricted Affiliate fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Restricted Affiliate) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $25,000,000; or

          (d) any representation or warranty made by the Company herein or by the Company or any of its officers in the 1997 Note Agreement or any other writing furnished in connection with or pursuant to this Indenture shall be false in any material respect on the date as of which made; or

          (e) the Company fails to perform or observe any term, covenant or agreement contained in Article Five hereof, or fails to cause any Restricted Affiliate, or any Restricted Affiliate fails, to observe or comply with any such term, covenant or agreement applicable to such Restricted Affiliate; or

          (f) the Company fails to perform or observe any other agreement, covenant, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof, or fails to cause any Restricted Affiliate, or any Restricted Affiliate fails, to observe or comply with any such other agreement, covenant, term or condition applicable to such Restricted Affiliate within 30 days after any Responsible Officer obtains actual knowledge thereof; or

          (g) the Company or any Restricted Affiliate makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (h) any decree or order for relief in respect of the Company or any Restricted Affiliate is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "BANKRUPTCY LAW"), of any jurisdiction; or

          (i) the Company or any Restricted Affiliate petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Affiliate, or of any substantial part of the assets of the Company or any Restricted Affiliate, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Company or any Restricted Affiliate under the Bankruptcy Law of any other jurisdiction; or

          (j) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Restricted Affiliate and the Company or such Restricted Affiliate by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (k) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Affiliate decreeing the dissolution of the Company or such Restricted Affiliate and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (l) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Affiliate decreeing a split-up of the Company or such Restricted Affiliate which requires the divestiture of assets representing a substantial part, or the divestiture of the stock or other equity interests of a Restricted Affiliate whose assets represent a substantial part, of the consolidated or combined assets of the Company and its Restricted Affiliates (determined in accordance with GAAP) or which requires the divestiture of assets, or stock or other equity interests of a Restricted Affiliate, which are material to the ability of the Company and its Restricted Affiliates to generate EBITDA, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (m) any judgment or order, or series of judgments or orders, in an amount in excess of $25,000,000 is rendered against the Company or any Restricted Affiliate and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

          (n) (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $250,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any ERISA Affiliate establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any other ERISA Affiliate thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect (as used in this clause (n), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in section 3 of ERISA); or

          (o) the General Partner ceases to be the sole general partner of the Company;

then (i) if such event is an Event of Default specified in paragraph (a) or (b) of this (S) 7.01, the Holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company and the Trustee, cause the Trustee to declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (ii) if such event is an Event of Default specified in paragraph (h), (i) or (j) of this (S)
7.01 with respect to the Company, all of the Notes at the time Outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (iii) if such event is not an Event of Default specified in paragraph (h), (i) or (j) of this (S) 7.01 with respect to the Company, the Holder(s) of not less than 51% in aggregate principal amount of all of the Notes then Outstanding may at its or their option, by notice in writing to the Company and the Trustee, cause the Trustee to declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

          The Company acknowledges, and the parties hereto agree, that each Holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except, with respect to the 1997 Notes, as specifically provided for in (S) 6.01 and (S) 6.02 and, with respect to any Additional Notes, as specifically provided for in the Supplemental Indenture pursuant to which such Additional Notes are authorized, issued and delivered) and that the provision for payment of the Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

          (S) 7.02. RESCISSION OF ACCELERATION. At any time after any or all of the Notes have been declared immediately due and payable pursuant to (S) 7.01, the Holder(s) of not less than 51% in aggregate principal amount of all of the Notes then Outstanding may, by notice in writing to the Company and the Trustee, cause the Trustee to rescind and annul such declaration and its consequences if
(a) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (b) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to (S) 12.06, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Indenture. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

          (S) 7.03.  NOTICE OF ACCELERATION OR RESCISSION.  Whenever any
Note shall be declared immediately due and payable pursuant to (S) 7.01 or any such declaration shall be rescinded and annulled pursuant to (S) 7.02, the Company shall forthwith file with the Trustee and give written notice thereof to the Holder of each Note at the time Outstanding.

          (S) 7.04. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, then, and in every such case, the Trustee may in its discretion, and shall, at the request in writing of any Holder of a Note, proceed to protect and enforce its rights and the rights of such Noteholder under this Indenture and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture. No remedy conferred in this Indenture upon the Trustee or any Holder of a Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

          (S) 7.05.  CONTROL OF PROCEEDINGS.  Subject to the provisions of
(S) 10.01, the Holder(s) of not less than 51% in aggregate principal amount of all of the Notes then Outstanding shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting any proceeding for any remedy open to the Trustee and of exercising any power or trust conferred upon the Trustee under this Indenture; provided, however, that, subject to the provisions of (S) 10.02, the Trustee shall have the right to decline to follow any such directions if the Trustee shall be advised by Counsel that the action or proceeding so directed may not lawfully be taken, or if the Trustee in good faith shall determine that the action or proceeding so directed would be unjustifiable or prejudicial to non-assenting Noteholders.

          (S) 7.06. CONDITIONS TO SUIT BY INDIVIDUAL NOTEHOLDERS. No Holder of any Note shall have the right to institute any suit, action or proceeding in equity or at law for the enforcement of any remedy under or upon this Indenture, unless (i) such Holder previously shall have given to the Trustee written notice of some existing Default and of the continuance thereof, as hereinbefore provided, (ii) the Holders of at least 25% of the aggregate principal amount of the Notes at the time Outstanding shall have made written request upon the Trustee and shall have afforded to the Trustee a reasonable opportunity either to proceed to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in their own names, (iii) such Holder or Holders shall have offered to the Trustee security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred therein or thereby, and (iv) the Trustee shall have refused or neglected to comply with such request within a reasonable time; and, subject to the provisions of (S) 10.02, such notification, request and offer to indemnity are hereby declared, in every such case, at the option of the Trustee, to be conditions precedent to the execution of the powers and trusts of this Indenture by any Noteholder or for any other remedy hereunder taken by any Noteholder; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever hereunder or under the Notes by his or their action to enforce any right hereunder, except in the manner herein provided, and that all proceedings hereunder, at law or in equity, shall be instituted, had and maintained in the manner herein provided and for the ratable benefit of all Holders of such Notes. Nothing herein contained shall, however, affect or impair the right of any Noteholder, which is absolute and unconditional, to enforce the payment of the principal of, and interest on, such Notes at and after the maturity of such principal or interest, or the obligation of the Company, which is also absolute and unconditional, to pay the principal of, and interest on, each of the Notes to the respective Holders thereof, in either case at the time and place expressed in the Notes.

          Anything to the contrary notwithstanding contained in this (S) 7.06, the parties to this Indenture and the Noteholders agree that the court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by them, or either of them, as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this paragraph shall not apply to any suit instituted, directly or through an agent or agents, by the Trustee, to any suit instituted by any Noteholder or group of Noteholders holding in the aggregate at least 25% of the aggregate principal amount of the Notes Outstanding, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest or Yield-Maintenance Amount, if any, on its Notes at and after maturity of such principal or interest as expressed in such Notes.

          (S) 7.07. ACTION BY TRUSTEE WITHOUT POSSESSION OF NOTES. All rights of action under this Indenture or under any of the Notes enforceable by the Trustee may be enforced by the Trustee without the possession of any such Notes, or the production thereof on the trial or other proceedings relative thereto, and any such suit or proceedings instituted by the Trustee shall be brought in its own name as Trustee for the ratable benefit of the Holders of the Notes, subject to the provisions of this Indenture.

          (S) 7.08. FILING OF DOCUMENTS BY TRUSTEE; ATTORNEY-IN-FACT. The Trustee shall be entitled and empowered in its own name or as trustee of an express trust, or as attorney-in-fact for the Holders of the Notes, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of the Notes allowed in any equity receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings relative to the Company or any other obligor upon the Notes or its creditors or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Notes by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Holders of the Notes, with authority to make and file in the respective names of the Holders of the Notes, or on behalf of the Holders of the Notes as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the Holders of the Notes, any proof of debt, amendment of proof of debt, claims, petition or other documents in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any other papers and documents and to do and perform any and all acts and things for and on behalf of such Holders of the Notes, as may be necessary or advisable in the opinion of the Trustee in order to have the respective claims of the Trustee and of the Holders of the Notes against the Company or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Noteholder.

          (S) 7.09. NO WAIVER. No delay or omission of the Trustee or of the Noteholders to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein; and every right and power given by this Article Seven to the Trustee may be exercised from time to time and as often as may be deemed expedient by the Trustee.

          (S) 7.10. NOTES DEEMED NOT OUTSTANDING. No Notes owned or held by, for the account of or for the benefit of, the Company, the General Partner or any Affiliate of either of them shall be deemed entitled to share in any payment or distribution provided for in this Article Seven.

          (S) 7.11. EXERCISE OF RIGHTS. Nothing in this Indenture contained shall be construed as requiring the Trustee to pursue any particular remedy for the purpose of procuring the satisfaction of the indebtedness issued hereunder, but the Trustee may exercise all or any of the rights herein provided or which may be given by statute, law or equity or otherwise, in its discretion.

          (S) 7.12. REMEDIES SUBJECT TO APPLICABLE LAWS. All rights, remedies and powers provided by this Article Seven may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Article Seven are intended to be subject to all applicable mandatory provisions of law that may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.


                                 ARTICLE EIGHT

                       EVIDENCE OF RIGHTS OF NOTEHOLDERS

          Any demand, request, consent or other instrument which this Indenture may require or permit to be signed and executed by the Noteholders may be signed in any number of concurrent instruments of similar tenor and may be signed or executed by such Noteholders in person or by attorney appointed in writing. Proof of the execution of any such demand, request, consent or other instrument, or of a writing appointing any such attorney, or of the holding by any Person of the Notes, shall, subject to the provisions of (S) 10.02, be sufficient for any purpose of this Indenture if the fact and date of the execution by any Person of such demand, request, consent or other instrument or writing and, in the case of an agent, fiduciary or representative, the authority of such person may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded in any state, that the person signing the same acknowledged to him the execution thereof, or by an affidavit of a witness of such execution.

          The Trustee may nevertheless in its discretion require other or further proof in cases where it deems other or further proof appropriate or desirable. The ownership of Notes shall be proved by the registry books.

          The Trustee shall not be bound to recognize any Person as a Noteholder unless and until its title to the Note held by it is proved in the manner in this Article Eight provided.

          Subject to the provisions of Article Twelve, any demand, request or consent of the Holder of any Note shall bind all future holders of the same Note or any Note or Notes issued in exchange therefor in respect of anything done or suffered by the Company or the Trustee in pursuance thereof.


                                  ARTICLE NINE

                     IMMUNITY OF PARTNERS, STOCKHOLDERS AND
                 OFFICERS AND DIRECTORS OF THE GENERAL PARTNER

          No recourse shall be had for the payment of the principal of, or the interest or Yield-Maintenance Amount (if any) on, any Note, or for any claim based thereon or on this Indenture or any Supplemental Indenture hereto, against the General Partner or any limited partner of the Company or against any stockholder or director or officer, past, present and future, of the General Partner, or the incorporators, stockholders or officers and directors of any predecessor or successor corporation to the General Partner, as such, either directly or through the General Partner or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of the foregoing Persons being released as a condition of, and consideration for, the execution of this Indenture and of the issuance of the Notes.

                                  ARTICLE TEN

                                  THE TRUSTEE

          (S) 10.01.   RIGHTS OF TRUSTEE.  The Trustee accepts the trusts
created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the Holders from time to time of the Notes agree:

          (a) The Trustee shall be entitled to reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and such compensation, as well as the reasonable compensation of its Counsel, and all other reasonable expenses incurred by the Trustee hereunder, and all taxes which may have been assessed against the Trustee as such or against any funds on deposit with the Trustee hereunder which the Trustee may be required or permitted by law to deduct from such deposit and to pay, the Company agrees to pay promptly on demand from time to time as such services shall be rendered and as such expenses shall be incurred. In default of such payment by the Company, the Trustee shall have a Lien therefor on any moneys held by the Trustee hereunder prior to any rights in such moneys of the Holders of the Notes. The Company also agrees to indemnify the Trustee for and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, as well as the costs and expenses of defending against any claim of liability arising under or in connection herewith.

          (b) The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through its agents or attorneys.

          (c) The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the Notes (except the Trustee's certificate of authentication thereon) all of which are made by the Company solely; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture, or of any Indenture Supplemental hereto, or of the Notes, and the Trustee makes no representation with respect thereto. The Trustee shall not be accountable for the use or application by the Company of any Notes authenticated and delivered hereunder or of the proceeds of such Notes, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture.

          (d) The Trustee shall not be under any obligation to exercise any of the trusts or powers hereof at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; nothing herein contained shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (e) The Trustee may consult with Counsel, and, to the extent permitted by (S) 10.02, the opinion of such Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder in good faith and in accordance with the opinion of such Counsel.

          (f) The Trustee, to the extent permitted by (S) 10.02, may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the General Partner, under its corporate seal, as to the adoption of any resolution by the Board of Directors or stockholders of the General Partner.

          (g) Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of any Note shall be conclusive and binding in respect of such Note upon all future Holders thereof, whether or not such Note shall have noted thereon the fact that such request or consent had been made or given.

          (h) The Trustee, to the extent permitted by (S) 10.02, may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, Note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and is under no duty to verify the contents thereof by independent investigation.

          (i) All moneys received by the Trustee under or pursuant to any provision of this Indenture (including any moneys received by the Trustee as paying agent) shall be held by the Trustee in trust for the purposes for which they were paid or are held, and, except as otherwise provided herein, may be deposited by the Trustee, under such general conditions as may be prescribed by law, in the Trustee's general banking department and the Trustee shall not be liable for any interest thereon, except that so long as the Company is not in Default hereunder, the Trustee will allow and credit to the Company interest, if any, upon such moneys at such rate as may then be customarily allowed by it for deposits of similar character.

          (j) Subject to the provisions of (S) 10.02, the Trustee may, whenever it shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, deem such matter to be conclusively proved and established by an Officers' Certificate delivered to it (unless other evidence in respect thereof is herein specifically prescribed), and such certificate shall be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Indenture in reliance upon such certificate.

          (S) 10.02. EXTENT OF TRUSTEE LIABILITY. None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own grossly negligent action, grossly negligent failure to act, or wilful misconduct, except that anything in this Indenture contained to the contrary notwithstanding:

          (a) unless and until an Event of Default specified in (S) 7.01 hereof shall have occurred and be continuing,

               (i) the Trustee shall not be liable except for the performance of such duties as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

               (ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates or opinions furnished to it pursuant to the express provisions of and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions, which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b) the Trustee shall not be personally liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

          (c) the Trustee shall not be personally liable to any Holder of Notes or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the Required Holder(s) of the Notes of all series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee by this Indenture.

          If an Event of Default specified in (S) 7.01 hereof shall have happened, then, so long as the same shall be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          Notwithstanding any provisions of this Indenture authorizing the Trustee conclusively to rely upon any resolutions, certificates, statements, opinions, reports, orders or other instruments, the Trustee may, but to the extent permitted by this (S) 10.02, need not, require any further evidence or make any further investigation as to the facts or matters stated therein which it may, in good faith, deem reasonable in the circumstances, and the Trustee shall, if requested in writing so to do by the

Required Holder(s) of the Notes of all series, require such further evidence or make such further investigation, provided, however, that, if the payment within a reasonable time to the Trustee of the cost, expenses and liabilities likely to be incurred by it in making such investigation is not reasonably assured to it under the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding.

          If the Trustee shall determine or shall be requested, as aforesaid, to make such further investigation, it shall be entitled to examine the books, records and premises of the Company; and unless satisfied, with or without such investigation, of the truth and accuracy of the matters stated in such resolutions, certificates, statements, opinions, reports, orders or other instruments, the Trustee shall be under no obligation to grant any application or take or permit any action hereunder. The reasonable expense of every such examination shall be paid by the Company, or, if paid by the Trustee, shall be reimbursed by the Company, upon demand.

          (S) 10.03. NOTICE OF DEFAULTS. The Trustee shall provide written notice by mail to each Registered Owner of Notes of the happening of all Defaults and Events of Default known to the Trustee, within 10 days after the occurrence thereof; provided, that, except in the case of a Default resulting from the failure to make any payment of principal or of interest or Yield-Maintenance Amount, if any, on the Notes, the Trustee shall be protected in withholding such notice if and provided, however, that the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.

          Nothing herein contained shall require the Trustee to give any notice of any Default or Event of Default which has been cured.

          (S) 10.04. CONFLICTING INTEREST OF TRUSTEE. The Trustee and any successor trustee shall comply at all times with Section 310 of the Trust Indenture Act; provided, that this (S) 10.04 shall not be effective unless and until this Indenture is qualified under the Trust Indenture Act.

          (S) 10.05. QUALIFICATIONS OF TRUSTEE; RESIGNATION. If the Trustee shall at any time cease to be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State and having its principal office in The City of New York or Pittsburgh or in such other city as the Company and the Required Holder(s) of all series of Notes shall select and having a combined capital and surplus of not less than $350,000,000 which is authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority, then the Trustee shall resign within thirty (30) days thereafter, such resignation to become effective upon the appointment of a successor trustee and such successor's acceptance of such appointment. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

If the Trustee shall fail or refuse to resign within said period, or if, after the provisions of (S) 10.04 shall have become effective, the Trustee has or shall acquire any conflicting interest of the character specified in Section 310 of the Trust Indenture Act and shall fail or refuse either to eliminate such conflicting interest or to resign within the period provided in respect of such resignation, then in either such event (i) the Trustee shall, within ten (10) days after the expiration of said period, transmit notice of such failure or refusal to the Noteholders in the manner and to the extent provided in Section 313(e) of the Trust Indenture Act; and (ii) any Noteholder, who has been the bona fide Holder of a Note for at least six months, may, subject to the provisions of (S) 7.11 hereof and upon obtaining consent from Holders of at least 25% of the aggregate principal amount of the Notes, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor, if such Trustee fails, after written request therefor by such Noteholder, to comply with the provisions of said (S) 10.04; provided, however, that no such petition may be made by reason of any failure to comply with the provisions of (S) 10.04 until the provisions thereof shall have become effective.

          (S) 10.06. RESIGNATION AND REMOVAL; SUCCESSOR TRUSTEE. The Trustee or any successor may resign and be discharged from the trust hereby created by giving notice thereof to the Company specifying the date when such resignation shall take effect, and by giving notice thereof by mail to the Registered Owners of all Notes. Except as otherwise required under the Trust Indenture Act with respect to a resignation which takes place at any time after this Indenture has been qualified under the Trust Indenture Act, such resignation shall take effect on the date specified in such notice unless previously a successor shall have been appointed as hereinafter provided, in which event such resignation shall take effect upon the appointment of such successor.

          The Trustee or any successor may be removed at any time by an instrument or instruments in writing delivered to the Trustee and to the Company, and a successor may be appointed by an instrument or instruments in writing delivered to such successor and to the Company, in either case signed by the Required Holder(s) of all series of Notes or by their duly authorized attorneys-in-fact; but the Company, by an instrument executed by order of the Board of Directors, shall appoint a successor to fill the vacancy until a successor shall be appointed by the Noteholders or a court of competent
jurisdiction as herein authorized.   Every successor to the Trustee so appointed
by the Noteholders, by a court of competent jurisdiction or by the Company, shall be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State and having its principal office in The City of New York or Pittsburgh or any other city as the Company and the Required Holder(s) of all series of Notes shall select, and having a combined capital and surplus of not less than $350,000,000, which is authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers and is subject to supervision or examination by a Federal or State authority. If such successor publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, the combined capital and surplus of such successor shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          If in a proper case no appointment of a successor shall be made pursuant to the foregoing provisions of this Article Ten within six months after a vacancy shall have occurred, the Holder of any Note or the retiring Trustee may apply to any court of competent jurisdiction to appoint a successor. Said court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor.

          (S) 10.07. ACCEPTANCE BY SUCCESSOR TRUSTEE. Any successor to the Trustee appointed under any of the methods herein provided shall execute, acknowledge and deliver to its predecessor trustee, and to the Company, an instrument in writing accepting such appointment hereunder and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with the rights, powers and trusts of its predecessor in the trust hereunder with like effect as if originally named as Trustee herein, as the case may be; but such predecessor shall, nevertheless, at the written request of the successor, execute and deliver an instrument transferring to the successor all the rights, powers and trusts of such predecessor hereunder and shall duly assign, transfer and deliver all property and moneys held by it to its successor. Should any instrument in writing from the Company be required by any successor for more fully and effectually vesting in and confirming to it or him all rights, powers and duties as trustee hereunder, the Company, upon the request of such successor, shall make, execute and deliver the same. The Company shall promptly give notice of the appointment of such successor by mail to the Registered Owners of all Notes.

          (S) 10.08. MERGER OR CONSOLIDATION. Any corporation into which the Trustee or any successor to it in the trust created by this Indenture may be merged, or with which it or any successor to it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee or any successor to it shall be a party, shall be the successor of the Trustee under this Indenture without the execution or filing of any instruments or any further act on the part of any of the parties hereto.

          (S) 10.09. TRUSTEE AS CREDITOR. (a) If the Trustee in its individual capacity shall be, or shall become, a creditor, directly or indirectly, secured or unsecured, of the Company (other than in a relationship of the nature specified in paragraph (f) of this (S) 10.09) within four months prior to a default, as the term "DEFAULT" is defined in paragraph (e) of this
(S) 10.09 or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of Notes and the holders of any other indenture securities, as the term "OTHER INDENTURE SECURITIES" is defined in said paragraph (e):

          (i) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in clause (ii) of this paragraph (a), or from the exercise of any right of set-off which the Trustee could have exercised, if any voluntary or involuntary case had been commenced in respect of the Company under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law upon the date of such default; and

          (ii) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof or otherwise, after the beginning of such four months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

          (b) Nothing contained in this (S) 10.09 shall affect the right of the
Trustee:

          (i) to retain for its own account (A) payments made on account of any such claim by any Person (other than the Company) who is liable thereon,
     (B) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (C) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy laws, as now or hereafter constituted, or applicable State law;

          (ii) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months' period;

          (iii) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in paragraph (e) of this (S) 10.09, would occur within four months; or

          (iv) to receive payment on any claim referred to in clause (ii) or clause (iii) of this paragraph (b), against the release of any property held as security for such claim as provided in said clause (ii) or said clause (iii), as the case may be, to the extent of the fair value of such property.

          For the purposes of clauses (ii), (iii) and (iv) of this paragraph
(b), property substituted after the beginning of such four months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of, or in substitution for, or for the purpose of repaying or refunding, any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

          (c) If the Trustee shall be required to account, as in this (S) 10.09 provided, the funds and property held in a special account pursuant to the provisions of this (S) 10.09 and the proceeds thereof shall be apportioned among the Trustee, the Holders of Notes and the holders of other indenture securities in such manner that the Trustee, the Holders of Notes and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in receivership or liquidation proceedings or any voluntary or involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or applicable state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account, and before crediting to the respective claims of the Trustee, the Holders of Notes and the holders of other indenture securities, dividends on claims filed against the Company in receivership or liquidation proceedings or any voluntary or involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph (c) with respect to any claim, the term "DIVIDENDS" shall include any distribution with respect to such claim in receivership or liquidation proceedings or any voluntary or involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or applicable state law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such receivership or liquidation proceeding or such voluntary or involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or applicable state law shall be pending shall have jurisdiction (i) to apportion among the Trustee, the Holders of Notes and holders of other indenture securities, in accordance with the provisions of this paragraph (c), the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such an apportionment thereof, in whole or in part, to give to the provisions of this paragraph (c) due consideration in determining the fairness of the distributions to be made to the Trustee, the Holders of Notes and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph (c) as a mathematical formula.

          (d) In case the Trustee shall have resigned or been removed after the beginning of such four months' period, the Trustee shall be subject to the provisions of this (S) 10.09 as though such resignation or removal had not occurred. If the Trustee shall have resigned or been removed prior to the beginning of such four months' period, it shall be subject to the provisions of this (S) 10.09 if and only if the receipt of property or reduction of claim which would have given rise to the obligation to account, if the Trustee had continued as such trustee hereunder, occurred after the beginning of such four months' period and within four months after such resignation or removal.

          (e) As used in this (S) 10.09, the term "DEFAULT" means any failure to make payment in full of principal of or interest on the Notes or an other indenture securities, when and as such principal or interest becomes due and payable; and the term "OTHER INDENTURE SECURITIES" means securities upon which the Company is an obligor (as the term "OBLIGOR" is defined in the Trust Indenture Act of 1939) outstanding under any other indenture which is qualified under the Trust Indenture Act of 1939 and under which the Trustee is also trustee and under which a default exists at the time of the apportionment of the funds and property held in said special account.

          (f) None of the foregoing provisions of this (S) 10.09 shall be applicable in respect of a creditor relationship arising from:

          (i) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

          (ii) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

          (iii) an indebtedness created as a result of services rendered or premises rented. or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in this paragraph (f);

          (iv) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

          (v) the acquisition, ownership, acceptance, or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as the term "SELF-LIQUIDATING PAPER" is defined in this paragraph (f).

          The term "SECURITY" or "SECURITIES" as used in this paragraph (f) shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a "SECURITY," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

          The term "CASH TRANSACTION" as used in paragraph (iii) of this paragraph (f) means any transaction in which full payment for goods or securities sold is made within seven days after the delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

          The term "SELF-LIQUIDATING PAPER" as used in paragraph (v) of this paragraph (f) means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of or lien upon the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided that the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft bill of exchange, acceptance or obligation.

          In the event that any Person other than the Company shall at any time become an obligor upon any of the Notes, so long as such Person shall continue to be such obligor the provisions of this (S) 10.09, in addition to being applicable to the Trustee and the Company, shall be applicable to the Trustee and such obligor.

          (S) 10.10. REPORTING REQUIREMENTS. The Trustee and any successor trustee shall comply at all times with Section 313 of the Trust Indenture Act; provided, that this (S) 10.10 shall not be effective unless and until this Indenture is qualified under the Trust Indenture Act.

          (S) 10.11. PRESERVATION OF NOTEHOLDER INFORMATION. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Notes (i) contained in the most recent list furnished to it as provided in (S) 4.03 and (ii) otherwise received by it.

          The Trustee may (A) destroy any list furnished to it as provided in
(S) 4.03 upon receipt of a new list so furnished, (B) destroy any other information received by it regarding the names and addresses of the Noteholders upon delivering to itself as Trustee, not earlier than 45 days after an interest payment date of the Notes, a list containing the names and addresses of the Holders of the Notes obtained from such information since the delivery of the next previous list, if any, and (C) destroy any list delivered to itself as Trustee which was compiled from information received by it upon the receipt of a new list so delivered.

          (b) Within five Business Days after receipt by the Trustee of a written application by any three or more Noteholders stating that the applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned a Note or Notes for a period of at least six months preceding such application, the Trustee shall, as its election. either (i) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of paragraph (a) of this (S) 10.11, or (ii) inform such applicants as to the approximate number of Noteholders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of paragraph (a) of this (S) 10.11, and as to the approximate cost of mailing to the Noteholders the form of proxy or other communication, if any, specified in such application. If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of each applicant, mail to all Noteholders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of paragraph (a) of this (S) 10.11 copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and the payment, or provision for the payment, of the reasonable expenses of such mailing, unless within five days after such tender, the Trustee shall mail to such applicants, and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Noteholders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. In such event the applicant Noteholder shall be entitled to make application to the Securities and Exchange Commission for an order directing the Trustee to mail such material as aforesaid. If, after notice to the Trustee and hearing on the request so made by the applicant Noteholder, the Securities and Exchange Commission determines that the Trustee should be required to mail such material as aforesaid, the Trustee agrees to comply with such determination with reasonable promptness after such determination and the renewal of the aforesaid tender.

          The Trustee shall not be liable or accountable to the Company or to any Noteholder by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with the provisions of this
(S) 10.11, regardless of the source from which such information was derived, nor by reason of the mailing of any material pursuant to request made under this (S) 10.11.

          Notwithstanding any provision contained herein to the contrary, the provisions of this (S) 10.11(b) shall not be effective unless and until this Indenture is qualified under the Trust Indenture Act of 1939.

          (S) 10.12. DEALINGS WITH COMPANY. The Trustee may acquire and hold Notes and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not the Trustee hereunder; subject, however, to the provisions of (S) 10.04, (S) 10.09 and (S) 10.10, if such provisions are then in effect.

          (S) 10.13. COMPLIANCE WITH SEC RULES AND REGULATIONS. The Trustee may in good faith comply with any rule, regulation or order of the Securities and Exchange Commission made pursuant to the terms and provisions of the Trust Indenture Act of 1939 and shall be fully protected in so doing notwithstanding that such rule, regulation or order may thereafter be amended or rescinded or determined by judicial or other authority to be invalid for any reason, but nothing herein contained shall require the Trustee to take any action or omit to take any action in accordance with such rule, regulation or order, except as in this Indenture otherwise required.


                                 ARTICLE ELEVEN

                            SUPPLEMENTAL INDENTURES

          (S) 11.01. PERMITTED PURPOSES. In addition to any Supplemental Indenture otherwise authorized by this Indenture, the Company, when authorized by resolution of the Board of Directors and the Trustee, from time to time and at any time, subject to the conditions and restrictions in this Indenture contained, may enter into an Indenture or Indentures Supplemental hereto and which thereafter shall form a part hereof for any one or more or all of the following purposes:

          (a) to close this Indenture against, or to restrict, in addition to the limitations and restrictions herein contained, the authentication and delivery of Additional Notes hereunder by imposing additional conditions and restrictions to be thereafter observed, whether applicable in respect of all Notes authenticated and delivered and to be authenticated and delivered hereunder or in respect of one or more series thereof, or otherwise;

          (b) to add, to the covenants and agreements of the Company in this Indenture contained, other covenants and agreements thereafter to be observed and to surrender any right or power herein reserved to or conferred upon the Company although the freedom of action of the Company may be materially restricted thereby;

          (c) to make such provisions in regard to matters or questions arising under this Indenture as may be necessary or desirable and not inconsistent with this Indenture;

          (d) to modify any of the provisions of this Indenture or to relieve the Company from any of the obligations, conditions or restrictions herein contained, provided that, except as permitted by Article Twelve, no such modification shall be or become operative or effective which shall in any manner impair any of the rights of the Noteholders or of the Trustee while any Notes of any series established prior to the execution of such Supplemental Indenture shall remain Outstanding, and provided, further, that such Supplemental Indenture shall be specifically referred to in the text of all Notes of any series established after the execution of such Supplemental Indenture; and provided, also, that the Trustee may in its discretion decline to enter into any such Supplemental Indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative;

          (e) to set forth the terms of any Additional Notes to be issued hereunder;

          (f) to modify, amend or supplement this Indenture or any Supplemental Indenture hereto in such a manner as to permit the qualification thereof under the Trust Indenture Act of 1939 or any similar Federal statute hereafter in effect, except that nothing herein contained shall authorize the inclusion in any Supplemental Indenture hereto of the provision referred to in Section 316(a)(2) of said Trust Indenture Act of 1939 or any corresponding provision provided for in any similar Federal statute hereafter in effect; or

          (g) for any other purpose not inconsistent with the terms of this Indenture, or for the purpose of curing any ambiguity or curing, correcting or supplementing any defect or inconsistent provision contained in this Indenture or any Supplemental Indenture;

and the Company hereby covenants that it will fully perform all the requirements of any such Supplemental Indentures which may be in effect from time to time; but no restriction or obligation imposed hereby or by any Supplemental Indenture upon the Company in respect to any of the Notes or series of Notes then Outstanding under this Indenture may, except as otherwise provided in this Indenture, be waived or modified by such Supplemental Indentures, or otherwise. Nothing in this Article Eleven contained shall affect or limit the right or obligation of the Company to execute and deliver to the Trustee any instrument of further assurance or other instrument which elsewhere in this Indenture it is provided shall be delivered to the Trustee.

          (S) 11.02. AUTHORIZATION OF TRUSTEE. The Trustee is hereby authorized to join with the Company in the execution of any such Supplemental Indenture authorized or permitted by the terms of this Indenture, and to make the further agreements and stipulations which may be therein contained and subject to the provisions of (S) 10.02, the Trustee may receive an opinion of Counsel as conclusive evidence that any Supplemental Indenture executed pursuant to the provisions of this Article Eleven complies with the requirements of this Article Eleven.

          (S) 11.03. COMPLIANCE WITH TRUST INDENTURE ACT. At any time after this Indenture shall have been qualified under the Trust Indenture Act of 1939, no Supplemental Indenture shall be entered into pursuant to any authorization contained in this Indenture which shall not comply with the provisions of the Trust Indenture Act of 1939 as then in effect unless no Notes are then Outstanding under the Indenture and all Notes to be issued under the Indenture as supplemented by such Supplemental Indenture shall either be themselves exempt from the provisions of such Act or are to be issued in a transaction exempt therefrom.

          (S) 11.04. DELIVERY TO NOTEHOLDERS. Promptly upon the execution of any Indenture Supplemental to this Indenture, the Trustee shall deliver by mail to each Noteholder a copy of such Supplemental Indenture.

                                 ARTICLE TWELVE

                            MEETINGS OF NOTEHOLDERS

          (S) 12.01. MODIFICATIONS OF INDENTURE. Modifications and alterations of this Indenture, of any Supplemental Indenture hereto, and of the rights and obligations of the Company and of the Holders of the Notes may be made as and to the extent hereinafter provided in this Article Twelve.

          (S) 12.02. CALLING OF MEETINGS; VOTING. The Trustee may at any time call a meeting of the Noteholders, and it shall call such a meeting on the written request of the Company. In the event of the Trustee's failing for ten Business Days to call a meeting after being thereunto requested as above set forth, the Company pursuant to resolution of the Board of Directors may call such meeting. Such meeting may also be called at any time by the Holders of not less than 10% of the aggregate principal amount of the Notes at the time Outstanding. Every such meeting called at the instance of the Trustee shall be held at the principal corporate trust office of the Trustee, but if called by or at the request of the Company or by the Noteholders it shall be held at such place in the Borough of Manhattan, the City of New York, as may be specified in the notice calling such meeting or requesting such meeting to be called. If such meeting is called by the Trustee, written notice thereof, stating the place and time thereof and in general terms the business to be submitted, shall be mailed by the Trustee not less than 30 days before such meeting,

          (a) by mail to each Registered Owner of Notes, and

          (b) by mail to the Company addressed to the General Partner at 3900 Hamilton Boulevard, Allentown, Pennsylvania 18103, Attention: President,

provided, however, that the mailing of any such notice shall in no case be a condition precedent to the validity of any action taken at such meeting. Any meeting of Noteholders shall be valid without notice if the Holders of all Notes then Outstanding are present in person or by proxy and if the Company and the Trustee are present by duly authorized representatives, or if notice is waived before or after the meeting by the Company, the Holders of all Notes Outstanding and by the Trustee.

          All Holders of Notes at the time of such meeting shall be entitled to vote thereat; except that

          (i) the Trustee may, and, upon request of the Company or of the Required Holder(s) of all series of Notes, shall fix a day not exceeding ninety (90) days preceding the date for which the meeting is called as a record date for the determination of Holders of Notes entitled to notice of and to vote at such meeting and any adjournment thereof, and only such Holders who shall have been Holders on the date so fixed, and who are entitled to vote such Notes at the meeting, shall be entitled to receive notice of such meeting, and Notes may be voted at such meeting and any adjournment thereof only by the Holders, and their proxies, who shall have been Registered Owners of such Notes on such record date, notwithstanding any transfer of any such Notes on the books of the Company after such date; and

          (ii) no one shall be entitled to vote in respect of any Note owned or held by, for the account of or for the benefit or interest of, the Company or any of its Affiliates.

           (S) 12.03. ATTENDANCE AT MEETINGS. Attendance by Noteholders at any meeting may be in person or by proxy.

          Each person seeking to attend or vote at any meeting of Noteholders must, if required by any Responsible Officer of the Trustee or authorized representative of the Company, produce such proof of personal identity as shall be satisfactory to the Inspectors of Votes (as hereinafter defined). Every proxy shall be signed by the Noteholder himself or by his duly authorized attorney, as the case may be, and shall be witnessed, and its genuineness if questioned shall be established to the satisfaction of the Inspectors of Votes. All proxies and certificates presented at any meeting shall be delivered to the Inspectors of Votes and filed with the Trustee.

          Officers and nominees of the Company and of the Trustee may attend at any such meeting and take part therein, but shall not be entitled to vote thereat except to the extent that they may be Noteholders or may hold proxies of Noteholders.

          (S) 12.04. CHAIRMAN AND SECRETARY; INSPECTOR OF VOTES. Persons named by the Trustee, if represented at the meeting, shall act as temporary Chairman and Secretary, respectively, of the meeting, but if the Trustee shall not be represented or shall fail to nominate such persons or if any person so nominated shall not be present, then the Noteholders and proxies present shall by a majority vote, irrespective of the amount of their holdings, elect other persons from those present to fill such vacancy or vacancies. A permanent Chairman and a permanent Secretary of such meeting shall be elected from those present by the Noteholders and proxies entitled to vote by more than 50% of the aggregate principal amount of the Notes represented at the meeting. The Trustee, if represented at the meeting, shall appoint two Inspectors of Votes (the "INSPECTORS OF VOTES") who shall count all votes cast at such meeting, except votes on the election of a Chairman and Secretary as aforesaid, and who shall make and file with the Secretary of the meeting their verified written report in duplicate of all such votes to cast at said meeting. If the Trustee shall not be represented at the meeting or shall fail to nominate such Inspectors of Votes or if either Inspector of Votes fails to attend the meeting, the vacancy shall be filled by appointment by the temporary Chairman of the meeting. The Company shall deliver to the Inspectors of Votes, after their designation and prior to any vote of Noteholders which may be taken at such meeting upon any resolution providing for a modification or alteration of this Indenture or any Indenture Supplemental hereto or of the rights or obligations of the Company or of the Holders of the Notes, an Officers' Certificate stating the aggregate principal amount of Notes owned or held by, for the account of or for the benefit or interest of, the Company or any Affiliate of the Company (whether held in the treasury of the

Company or any such Affiliate or pledged to secure any indebtedness) and identifying such Notes by serial number or otherwise.

          (S) 12.05. QUORUM; ADJOURNMENT. The Holders (or Persons entitled to vote the same) of not less than 51% of the aggregate principal amount of the Notes at the time Outstanding entitled to be voted at any such meeting must be present at such meeting in person or by proxy in order to constitute a quorum for the transaction of business, less than a quorum, however, having power to adjourn. If such meeting is adjourned by less than a quorum for more than seven days, notice thereof shall forthwith be mailed by the Trustee, if such meeting shall have been called by the Trustee, to the persons specified in (S) 12.02(a) and (S) 12.02(b). The failure to mail such notice as aforesaid shall in no case affect the validity of any action taken at any meeting held pursuant to such adjournment.

          (S) 12.06. MODIFICATIONS OF INDENTURE. Any modifications or alterations of this Indenture, of any Indenture Supplemental hereto, and of the rights and obligations of the Company and of the Holders of the Notes may be made at a meeting of Noteholders duly convened and held in accordance with the provisions of this Article Eleven, but only by a resolution duly adopted by the affirmative vote, in person or by proxy, of the Holders (or persons entitled to vote the same) of at least 51% of the aggregate principal amount of the 1997 Notes at the time Outstanding and the Required Holder(s) of each other series of Notes at the time Outstanding and in each case entitled to be voted upon any such modification or alteration when such meeting is held and approved by resolution of the Board of Directors as hereinafter specified; but no such modification or alteration shall be made, without the consent of the Holder of any Note Outstanding hereunder, which will (a) impair or affect the right of such Holder to receive payment of the principal of (and Yield-Maintenance Amount, if any) and interest on such Note or to institute suit for the enforcement of any such payment, or (b) reduce the percentage of the principal amount of Notes required for the authorization of any such modification or alteration; nor shall any modification or alteration be made which will affect the time, amount or allocation of any prepayments or redemption payments with respect to any of the 1997 Notes or any other series of Notes Outstanding hereunder without the affirmative vote, in person or by proxy, of all Holders of 1997 Notes at the time Outstanding or all Holders of such other series of Notes (or persons entitled to vote the same) at the time Outstanding, as applicable; nor shall any action permitted under this (S) 12.06 and taken at any meeting of the Noteholders affect the rights under this Indenture or under any Indenture Supplemental hereto of the Holders of the 1997 Notes or of one or more, but less than all, of the other series of Notes Outstanding hereunder, unless such action shall have received the affirmative vote, in person or by proxy, of the Holder(s) of not less than 51% in aggregate principal amount of 1997 Notes then outstanding (or persons entitled to vote the same), if so effected, and the Required Holder(s) (or persons entitled to vote the same) of the Notes at the time Outstanding of each other series so affected, in each case entitled to be voted upon any such action when such meeting is held. For all purposes of this Article Twelve, the Trustee shall be entitled to rely upon an opinion of Counsel with respect to the extent, if any, as to which any action taken at such meeting affects the rights under this Indenture or under any Indenture Supplemental hereto of any Holders of Notes then Outstanding.

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

          (S) 12.07. RECORD OF MEETING; ADOPTION AND APPROVAL. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the Secretary of the meeting and shall have attached thereto the original reports of the Inspectors of Votes, and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and a copy of the notice of the adjournment thereof, if required under (S) 12.05, and showing that said notices were delivered as provided in (S) 12.02 and, in a proper case, as provided in (S) 12.05. Such record shall be signed and verified by the affidavits of the permanent Chairman, the permanent Secretary of the meeting, and a duly authorized representative of the Trustee if such a representative was present at the meeting, and one duplicate thereof shall be delivered to the Company and the other to the Trustee for preservation by the Trustee. Any record so signed and verified shall be proof of the matters therein stated until the contrary is proved, and such meeting shall be deemed conclusively to have been duly convened and held, and any resolution or proceeding stated in such record to have been adopted or taken shall be deemed conclusively to have been duly adopted or taken by such meeting. A true copy of any resolution adopted by such meeting shall be mailed by the Trustee to the Noteholders (but failure to mail copies of such resolution as aforesaid shall not affect the validity thereof). Proof of such publication and mailing by the affidavit or affidavits of some person or persons having knowledge of the facts shall be filed with the Trustee. No such Noteholders' resolution shall be binding unless approved by the Board of Directors as evidenced by a Certified Resolution filed with the Trustee, and any resolution of Noteholders so adopted and approved by the Board of Directors shall be deemed conclusively to be binding upon the Company, the Trustee and the Holders of all Notes, except as otherwise specifically provided in this Article Twelve; provided, that no such resolution of the Noteholders, or of the Board of Directors, shall in any manner be so construed as to change or modify any of the rights or obligations of the Trustee without its written assent thereto. Nothing in this Article Twelve contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or of any right expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

          (S) 12.08. WRITTEN CONSENT. Anything in this Article Twelve contained to the contrary notwithstanding, the Trustee shall be entitled to rely upon, in taking or refraining from taking any action as to which the approval of the Noteholders is required, upon receipt of the written consent or consents of the Holders of the requisite percentages of the aggregate principal amount of the 1997 Notes then Outstanding or Notes of another series then Outstanding, as applicable, and in each case entitled to consent, in lieu of a vote of the Noteholders at a meeting duly called and held for that purpose.

          (S) 12.09. ENDORSEMENT OF NEW NOTES. Notes authenticated and delivered after the date of any Noteholders' meeting or consent may bear a notation, in form approved by the Trustee, as to the action taken and, in such case, upon demand of the Holder of any Note Outstanding at the date of any such meeting and presentation of such Holder's Note for the purpose at the principal corporate trust office of the Trustee, the Company shall cause suitable notation to be made on such Note by endorsement or otherwise as to any action taken at any meeting of Noteholders theretofore held or in any consent theretofore given. If the Company or the Trustee shall so determine, new Notes so modified that they will, in the opinion of the Trustee and the Board of Directors, conform to such Noteholders' resolutions, shall be prepared, authenticated and delivered, and such new Notes shall be exchanged for Notes of the same series and maturity then Outstanding hereunder, upon demand of, and without cost to, the Holders thereof, upon surrender of such Notes. The Company or the Trustee may require Notes to be presented for notation or exchange as aforesaid if either shall see fit to do so. Instruments supplemental to this Indenture embodying any modification or alteration of his Indenture or of any Indenture Supplemental hereto, or of the rights and obligations of the Company or of the Holders of the Notes at any Noteholders' meeting approved by resolution of the Board of Directors as aforesaid, may be executed by the Trustee and the Company; and upon demand of the Trustee, or if so specified in any resolution adopted by any such Noteholders' meeting, shall be executed by the Company and the Trustee.


                                ARTICLE THIRTEEN

                            MISCELLANEOUS PROVISIONS

          (S) 13.01. BENEFITS RESTRICTED. Nothing in this Indenture, expressed or implied, is intended or shall be construed to confer upon, or give to, any Person, other than the parties hereto, and the Holders of the Notes, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements in this Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and the Holders of the Notes.

          (S) 13.02. CANCELED NOTES. Whenever in this Indenture or in any Indenture Supplemental hereto provision is made for the destruction or cancellation by the Trustee and the delivery to the Company of any Notes, the Trustee may, in lieu of such delivery, destroy such Notes and deliver a certificate of such destruction to the Company.

          (S) 13.03. SEVERABILITY; CONFLICTING PROVISIONS. In case any one or more of the provisions contained in this Indenture or in the Notes should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

          In the event that this Indenture shall have been qualified under the Trust Indenture Act of 1939, then, if any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310-317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

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

          (S) 13.04. EXPENSES. Except as otherwise provided in the 1997 Note Agreement with respect to the initial preparation, negotiation, execution and delivery of this Indenture, the 1997 Note Agreement and the 1997 Notes, the Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save the Noteholders harmless against liability for the payment of, all out-of-pocket expenses arising in connection with this transaction, all taxes, together in each case with interest and penalties, if any, and any income tax payable by the Noteholders in respect of any reimbursement of such expenses, which may be payable in respect of the execution and delivery of this Indenture or any Supplemental Indenture, or the execution, delivery or acquisition of any Note issued under or pursuant to this Indenture, all stenographic, printing and reproduction costs and expenses (including, without limitation, all charges for delivery of any documents and agreements or any drafts thereof), including, without limitation, the reasonable fees and expenses of the Noteholders' special counsel in connection with the foregoing agreements and instruments and any subsequent modification of any thereof or consent under any thereof and the costs and expenses, including reasonable attorneys' fees, incurred by the Noteholders in enforcing any of their rights hereunder or thereunder, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this (S)
13.04 shall survive the transfer by the Noteholders and payment of any Note.

          (S) 13.05. PAYMENTS. The Trustee agrees that, so long as any Institutional Investor holds any Notes (herein called an "INSTITUTIONAL NOTEHOLDER"), it will make payments of principal and interest and Yield-Maintenance Amount, if any, on the Notes held by such Noteholder not later than 12:00 o'clock noon, local time of the Institutional Noteholder, in the case of any payment to a place within the United States, or New York time, in the case of any other payment, on the date such payment is due, in immediately available funds, at the Institutional Noteholder's option, by wire transfer to the Institutional Noteholder's account as specified in writing by the Institutional Noteholder or by check mailed or delivered to the Institutional Noteholder at such account or address as the Institutional Noteholder may designate in writing, in each case notwithstanding any contrary provisions contained herein or in the Notes or in the 1997 Note Agreement or any other Note purchase agreement with respect to the place of payment. All payments of principal and interest and Yield-Maintenance Amount, if any, shall be made without presentment or surrender of such Notes or in such manner as the Holder may designate in writing notwithstanding any contrary provision herein or in any Note or the 1997 Note Agreement or any other Note purchase agreement. Each Noteholder shall, before disposing of any Note, make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid.

          (S) 13.06.     PAYMENTS DUE ON NON-BUSINESS DAYS.  Anything in this
Indenture, the Notes, the 1997 Note Agreement or any other Note purchase agreement to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

          (S) 13.07. CERTIFICATES; OPINIONS. Except as otherwise expressly provided in this Indenture, or in any Indenture Supplemental hereto, any request, opinion, consent, demand, notice, order, appointment, or other direction required or permitted to be made or given by the Company, shall be deemed to have been sufficiently made or given if executed on behalf of the Company by the President or any of the Vice Presidents and the Secretary or any of the Assistant Secretaries or the Treasurer or any of the Assistant Treasurers of the General Partner.

          Any opinion of Counsel required to be furnished pursuant to any of the provisions of this Indenture may, in lieu of stating the facts required by the provisions hereof, state that the required conditions will be fulfilled on the execution and delivery of designated instruments, which instruments shall be delivered in form approved by such Counsel prior to or concurrently with the taking or suffering by the Trustee of the action as a condition precedent to which such opinion is required to be furnished under the terms of this Indenture.

          Upon any application by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate of the General Partner and an opinion of Counsel, each stating that all conditions precedent provided for in this Indenture (including compliance with any covenants which constitute a condition precedent) with respect to such application have been complied with, whether or not the furnishing of such documents shall be specifically required by the provisions of this Indenture relating to such particular application.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (i) a statement that the person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          Any certificate or opinion of an officer of the General Partner may be based, insofar as it relates to legal matters, upon a certificate or opinion of or upon representations by Counsel, unless such officer knows that the certificates or opinion or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

          Any certificate or opinion of Counsel may be based, insofar as it relates to factual matters, or information in possession of the Company or the General Partner, upon the certificate or opinion of or representations by an officer or officers of the General Partner unless such Counsel knows or had reason to know that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous.

          (S) 13.08. NOTICES. Any notice to or demand upon the Trustee may be served or presented, and such demand may be made, at the principal corporate trust office of the Trustee. Any notice to or demand upon the Company shall be deemed to have been sufficiently given or served by the Trustee, for all purposes, by being deposited, postage prepaid, in a post-office letter box addressed to the General Partner at 3900 Hamilton Boulevard, Allentown, Pennsylvania 18103, Attention: President, or to the Company at such other address as may be filed in writing by the Company with the Trustee.

          (S) 13.09. SUCCESSORS AND ASSIGNS. Whenever in this Indenture any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all the covenants, promises and agreements in this Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns, whether so expressed or not.

          (S) 13.10. COUNTERPARTS. This Indenture is being executed in several counterparts, each of which is an original and all of which are identical. Each counterpart of this Indenture is to be deemed an original hereof and all counterparts collectively are to be deemed but one instrument.

          (S) 13.11. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED WITH AND ENFORCEABLE IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TO ITS PRINCIPLES OF CONFLICTS OF LAW.

          (S) 13.12. HEADINGS. The descriptive headings of the several Articles and Sections of this Indenture were formulated, used and inserted in this Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the Company has caused this Indenture to be executed on its behalf by its General Partner, by the President or one of the Vice Presidents of the General Partner, and the corporate seal of the General Partner to be hereto affixed and said seal and this Indenture to be attested by the General Partner's Secretary or one of its Assistant Secretaries, and the Trustee, in evidence of its acceptance of the trust hereby created, has caused this Indenture to be executed on its behalf by one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by one of its Assistant Secretaries; all as of the sixteenth day of December, one thousand nine hundred and ninety-seven.

                                    BUCKEYE PIPE LINE COMPANY, L.P.
Witness
                                    By:  BUCKEYE PIPE LINE COMPANY,
----------------------------             a Delaware corporation, as general
                                         partner
----------------------------


Witness
                                    By:      /s/ Steven C. Ramsey
----------------------------           ------------------------------------
                                             Steven C. Ramsey
____________________________                 Senior Vice President - Finance

                                    (Corporate Seal)

                                    Attest:


                                      /s/ Stephen C. Muther
                                    ----------------------------------------
                                    Stephen C. Muther
                                    Secretary

Witness                             PNC BANK, NATIONAL ASSOCIATION,
                                     as Trustee
----------------------------

----------------------------        By:      /s/ R.E. Ernst
                                       -------------------------------------
                                             R.E. Ernst
Witness                                      Vice President

----------------------------
                                    (Corporate Seal)
----------------------------        Attest:



                                       /s/ F.J. Deramo
                                    ----------------------------------------
                                    Name: F.J. Deramo
                                    Title: